AGREEMENT AND PLAN OF MERGER


                                  by and among


                           ARGONAUT INSURANCE COMPANY,


                        ARGONAUT MIDWEST INSURANCE COMPANY,


                            ARGONAUT ACQUISITION CORP.

                                       and


                                FRONT ROYAL, INC.


                             Dated as of May 7, 2001

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                               TABLE OF CONTENTS

                                                                                                                 Page
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ARTICLE I. THE MERGER.............................................................................................1

   SECTION 1.1    MERGER..........................................................................................1
   SECTION 1.2    EFFECTIVE TIME OF THE MERGER....................................................................1
   SECTION 1.3    CLOSING.........................................................................................2
   SECTION 1.4    ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION...............................2
   SECTION 1.5    DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.............................................2

ARTICLE II. CONVERSION OF SHARES..................................................................................2

   SECTION 2.1    CONVERSION OF SHARES............................................................................2
   SECTION 2.2    EXCHANGE OF CERTIFICATES; PAYMENT FOR SHARES....................................................4
   SECTION 2.3    STOCK OPTIONS; WARRANTS; RIGHTS.................................................................6
   SECTION 2.4    CERTAIN ADJUSTMENTS.............................................................................7
   SECTION 2.5    WITHHOLDING.....................................................................................8
   SECTION 2.6    LOST, STOLEN OR DESTROYED CERTIFICATES..........................................................8
   SECTION 2.7    STOCK TRANSFER BOOKS............................................................................8
   SECTION 2.8    DISSENTERS' RIGHTS..............................................................................8
   SECTION 2.9    ADDITIONAL MERGER CONSIDERATION.................................................................9

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................11

   SECTION 3.1    ORGANIZATION...................................................................................11
   SECTION 3.2    CAPITALIZATION.................................................................................12
   SECTION 3.3    AUTHORIZATION; VALIDITY OF AGREEMENT...........................................................12
   SECTION 3.4    NO VIOLATIONS; APPROVALS.......................................................................13
   SECTION 3.5    FINANCIAL STATEMENTS...........................................................................13
   SECTION 3.6    ABSENCE OF CERTAIN CHANGES.....................................................................14
   SECTION 3.7    ABSENCE OF UNDISCLOSED LIABILITIES.............................................................17
   SECTION 3.8    EMPLOYEE BENEFIT PLANS; ERISA..................................................................17
   SECTION 3.9    LITIGATION; COMPLIANCE WITH LAW................................................................20
   SECTION 3.10   INTELLECTUAL PROPERTY..........................................................................21
   SECTION 3.11   COMPUTER SYSTEMS...............................................................................21
   SECTION 3.12   TAXES..........................................................................................22
   SECTION 3.13   ENVIRONMENTAL MATTERS..........................................................................24
   SECTION 3.14   LABOR MATTERS..................................................................................24
   SECTION 3.15   MATERIAL CONTRACTS.............................................................................25
   SECTION 3.16   RESERVES.......................................................................................26
   SECTION 3.17   INSURANCE MATTERS..............................................................................27
   SECTION 3.18   RELATED PARTY TRANSACTIONS.....................................................................27
   SECTION 3.19   OBLIGATIONS TO FORMER OWNERS...................................................................28
   SECTION 3.20   GUARANTEES.....................................................................................28
   SECTION 3.21   BANK ACCOUNTS..................................................................................28
   SECTION 3.22   OTHER AGREEMENTS...............................................................................28
   SECTION 3.23   POWERS OF ATTORNEY.............................................................................28
   SECTION 3.24   INVESTMENT COMPANY ACT; INVESTMENT ADVISERS ACT................................................28
   SECTION 3.25   BOARD RECOMMENDATION...........................................................................29
   SECTION 3.26   REQUIRED VOTE BY COMPANY SHAREHOLDERS..........................................................29
   SECTION 3.27   BROKERS........................................................................................29
   SECTION 3.28   INSURANCE RATINGS..............................................................................29
   SECTION 3.29   INSURANCE POLICIES.............................................................................29
   SECTION 3.30   SUFFICIENCY OF ASSETS..........................................................................30
   SECTION 3.31   ACCURACY OF STATEMENTS.........................................................................30

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY.......................................30

   SECTION 4.1    ORGANIZATION...................................................................................30
   SECTION 4.2    AUTHORIZATION; VALIDITY OF AGREEMENT...........................................................31
   SECTION 4.3    NO VIOLATIONS; APPROVALS.......................................................................31
   SECTION 4.4    FINANCING......................................................................................32
   SECTION 4.5    BENEFICIAL OWNERSHIP OF SHARES.................................................................32
   SECTION 4.6    LITIGATION.....................................................................................32
   SECTION 4.7    BROKERS........................................................................................32

ARTICLE V. COVENANTS.............................................................................................33

   SECTION 5.1    INTERIM OPERATIONS OF THE COMPANY..............................................................33
   SECTION 5.2    ACQUISITION PROPOSALS..........................................................................35
   SECTION 5.3    ACCESS TO INFORMATION..........................................................................36
   SECTION 5.4    FURTHER ACTION; BEST EFFORTS; COMPANY COMMON STOCK PURCHASES...................................36
   SECTION 5.5    SHAREHOLDERS' MEETING; PROXY STATEMENT.........................................................37
   SECTION 5.6    VOTING AGREEMENTS; PROXIES.....................................................................38
   SECTION 5.7    EMPLOYEE BENEFITS..............................................................................38
   SECTION 5.8    DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION.........................................39
   SECTION 5.9    PUBLICITY......................................................................................39
   SECTION 5.10   PRIVACY POLICY AND PRIVACY MAILING.............................................................40

ARTICLE VI. CONDITIONS...........................................................................................40

   SECTION 6.1    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.....................................40
   SECTION 6.2    CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THE MERGER....................................40
   SECTION 6.3    CONDITIONS TO PARENT'S AND MERGER SUBSIDIARY'S OBLIGATION TO EFFECT THE MERGER.................41

ARTICLE VII. TERMINATION.........................................................................................42

   SECTION 7.1    TERMINATION....................................................................................42
   SECTION 7.2    EFFECT OF TERMINATION..........................................................................43
   SECTION 7.3    FEES AND EXPENSES..............................................................................44

ARTICLE VIII. HOLDBACK...........................................................................................45

   SECTION 8.1    MERGER CONSIDERATION HOLDBACK..................................................................45
   SECTION 8.2    RECOVERABLE AMOUNTS............................................................................45
   SECTION 8.3    RELEASE OF ESCROW FUND.........................................................................49
   SECTION 8.4    SHAREHOLDER REPRESENTATIVES....................................................................50

ARTICLE IX. MISCELLANEOUS........................................................................................51

   SECTION 9.1    AMENDMENT; WAIVER..............................................................................51
   SECTION 9.2    SURVIVAL.......................................................................................51
   SECTION 9.3    NOTICES........................................................................................51
   SECTION 9.4    INTERPRETATION.................................................................................52
   SECTION 9.5    HEADINGS; DISCLOSURE SCHEDULE..................................................................53
   SECTION 9.6    COUNTERPARTS...................................................................................53
   SECTION 9.7    ENTIRE AGREEMENT...............................................................................53
   SECTION 9.8    SEVERABILITY...................................................................................53
   SECTION 9.9    GOVERNING LAW..................................................................................53
   SECTION 9.10   ARBITRATION; ENFORCEMENT.......................................................................53
   SECTION 9.11   LIABILITY......................................................................................54
   SECTION 9.12   ASSIGNMENT; NO THIRD PARTY BENEFICIARIES.......................................................54
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                                                          48



                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 7, 2001, among Front Royal, Inc., a North Carolina corporation (the "Company"), Argonaut Insurance Company, a California corporation, Argonaut Midwest Insurance Company, an Illinois corporation (together, "Parent"), and Argonaut Acquisition Corp., a North Carolina corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary").
                              W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have approved this Agreement and deem it advisable and in the best interests of their respective shareholders to consummate the merger provided for herein, in which Merger Subsidiary will merge with and into the Company (the "Merger"), on the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Directors of the Company (the "Board") has: (a) determined that the Merger is fair to and in the best interests of the shareholders of the Company; (b) approved this Agreement and the transactions contemplated hereby; and (c) resolved to recommend that the Company's shareholders approve and adopt this Agreement and the Merger, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I.        THE MERGER

Section 1.1 Merger. Subject to the terms and conditions set forth in this Agreement, and in accordance with the North Carolina Business Corporation Act ("NCBCA"), at the Effective Time (as defined in Section 1.2), Merger Subsidiary shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Subsidiary shall cease and the Company shall continue as the surviving corporation and a wholly owned subsidiary of Parent (the Company following the Merger, the "Surviving Corporation"). At the Effective Time, the Merger will have the other effects provided in the applicable provisions of the NCBCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, powers, immunities and franchises of the Company and Merger
Subsidiary will vest in the Surviving Corporation, and all the debts, liabilities, obligations and duties of the Company and Merger Subsidiary will become the debts, liabilities, obligations and duties of the Surviving Corporation.

Section 1.2 Effective Time of the Merger. Subject to the provisions of this Agreement, on the Closing Date (as defined in Section 1.3), the Company and Merger Subsidiary will cause appropriate articles of merger (the "Articles of Merger") to be executed and filed with the Secretary of State of the State of North Carolina in such form as required by, and executed in accordance with the relevant provisions of, NCBCA Section 55-11-05. The Merger shall become effective on the date and at the time when the Articles of Merger has been duly filed with the Secretary of State of the State of North Carolina or, subject to the NCBCA, such time as is agreed upon by the parties and specified in the Articles of Merger (such effective time, the "Effective Time.")

Section 1.3 Closing. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger as set forth in Article VI, the consummation of the Merger (the "Closing") shall take place as promptly as practicable, but in no event later than 10:00 a.m. on the second Business Day following the satisfaction or waiver of all of the conditions and obligations set forth in
Article VI of this Agreement (excluding any conditions that, by their nature, cannot be satisfied until the Closing) at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, unless another date, time and/or place is agreed to by the parties hereto (the "Closing Date").

Section 1.4 Articles of Incorporation and Bylaws of the Surviving Corporation. The articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation but shall, effective at the Effective Time, be amended and restated in a form reasonably satisfactory to the Parent and the Company. The bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein, in the articles of incorporation of the Surviving Corporation or by applicable law.

Section 1.5 Directors and Officers of the Surviving Corporation. The directors of Merger Subsidiary immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws or as otherwise provided by law. The officers of the Merger Subsidiary immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their respective successors are chosen and have qualified in accordance with the articles of incorporation and bylaws of the Surviving Corporation or as otherwise provided by law.

ARTICLE II.       CONVERSION OF SHARES

Section 2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any shares of Company Common Stock (as hereinafter defined) or Company Preferred Stock (as hereinafter defined):

(a) Subject to Section 2.9 and Article VIII, each share of Class A Common Stock ("Class A Common Stock"), Class B Common Stock ("Class B Common Stock"), and Class C Common Stock ("Class C Common Stock"), each no par value, of the Company (collectively, the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than the Company Stock to be canceled pursuant to subsections (d) and (e) below and any Dissenting Shares (as defined in Section 2.8)) shall be converted into and represent the right to receive, payable upon surrender of the certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock in the manner provided in Section 2.2, $13.6938 per share in cash (the "Initial Common Stock Merger Consideration") and the Additional Common Stock Merger Consideration (as defined in Section 2.9), if any (the Initial Common Stock Merger Consideration and the Additional Common Stock Merger
Consideration are referred to collectively as the "Common Stock Merger Consideration"), payable to the holder thereof without interest, subject to adjustment as set forth below. All such Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration for each share of Company Common Stock upon the surrender of such certificates in accordance with Section 2.2. Any payment made pursuant to this
Section 2.1(a) shall be made net of applicable withholding taxes to the extent such withholding is required by law.

(b) Subject to Section 2.9 and Article VIII, each share of Series A Convertible Preferred Stock, par value $100 per share, of the Company (the "Company Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than the Company Preferred Stock to be canceled pursuant to subsections
(d) and (e) below and any Dissenting Shares) shall be converted into and represent the right to receive, payable upon surrender of the certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Preferred Stock in the manner provided in
Section 2.2, the Preferred Stock Merger Consideration (as hereinafter defined), payable to the holder thereof without interest. For purposes of this Agreement,
(i) "Preferred Stock Merger Consideration" shall mean the Initial Preferred Stock Merger Consideration and the Additional Preferred Stock Merger Consideration (as defined in Section 2.9) and (ii) "Initial Preferred Stock Merger Consideration" shall mean an amount equal to 16-2/3 times the Initial Common Stock Merger Consideration. All such Company Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates previously evidencing such shares of Company Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Preferred Stock Merger Consideration for each share of Company Preferred Stock upon the surrender of such certificates in accordance with Section 2.2. Any payment made pursuant to this Section 2.1(b) shall be made net of applicable withholding taxes to the extent such withholding is required by law.

(c) Each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation, which will constitute the only issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time. From and after the Effective Time, each outstanding certificate theretofore representing shares of common stock of Merger Subsidiary will be deemed for all purposes to evidence ownership and to represent the same number of shares of common stock of the Surviving Corporation.

(d) Each share of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the Effective Time that is held by the Company or any wholly-owned subsidiary of the Company as treasury stock shall be canceled and retired and cease to exist and no payment or distribution shall be made with respect thereto.

(e) Each share of Company Common Stock or Company Preferred Stock held of record by Parent or Merger Subsidiary or any other direct or indirect wholly-owned subsidiary of Parent (other than in each case, shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and cease to exist, and no payment shall be made with respect thereto.

(f) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all shares of Company Common Stock and Company Preferred Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of such shares shall thereafter cease to have any rights with respect to such shares of Company Common Stock or Company Preferred Stock, except the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, as the case may be.

Section 2.2       Exchange of Certificates; Payment for Shares

(a) Prior to the Effective Time, Parent or Merger Subsidiary shall designate First Union National Bank or such other paying agent mutually agreed to by the parties hereto (the "Paying Agent") to act as paying agent for the holders of shares of Company Common Stock and Company Preferred Stock in connection with the Merger, and shall enter into an agreement providing for the matters set forth in this Section 2.2, Section 2.9 and Section 8.3 and such other matters as may be appropriate, the form and terms of which are reasonably satisfactory to the Company, for the payment of the Common Stock Merger Consideration and the Preferred Stock Merger Consideration. Immediately prior to the Effective Time, Parent or Merger Subsidiary shall deposit, or shall cause to be deposited, with or for the account of the Paying Agent, for the benefit of the holders of shares of Company Common Stock and Company Preferred Stock (other than Dissenting Shares and shares to be canceled pursuant to Sections 2.1(d) and
(e)), an amount in cash equal to the aggregate Initial Common Stock Merger Consideration and Initial Preferred Stock Merger Consideration payable pursuant to this Section 2.2, less the Holdback to be deposited with the Escrow Agent pursuant to Section 8.1 (such cash funds, the "Payment Fund"). Any interest, dividends or other income earned from investment of the Payment Fund shall be for the account of the Surviving Corporation. At the direction of Parent, the Paying Agent may invest the Payment Fund in obligations of, or guaranteed by, the United States of America, in commercial paper obligations receiving the highest investment grade rating from both Moody's Investors Services, Inc. and Standard & Poor's, a division of McGraw Hill, Inc., or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $100,000,000 (collectively, "Permitted Investments"); provided, however, that the maturities of Permitted Investments shall be such as to permit the Paying Agent to make prompt payment to the holders of shares of Company Common Stock or Company Preferred Stock pursuant to the Merger. Such funds held by the Paying Agent shall not be used for any purpose except as expressly provided in this Agreement.

(b) Promptly after the Effective Time, and in any event no later than three business days following the Effective Time, Parent or Merger Subsidiary will cause the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock or Company Preferred Stock (the "Certificates"), whose shares were converted pursuant to Section 2.1 into the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, respectively (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of such Certificates to the Paying Agent and shall be in such form and have such other provisions as the Company and Merger Subsidiary may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Common Stock Merger Consideration or Preferred Stock Merger Consideration, as the case may be. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Company, together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Common Stock Merger Consideration or Preferred Stock Merger Consideration for each share of Company Common Stock or Company Preferred Stock, respectively, formerly represented by such Certificate, without any interest thereon (other than pursuant to Article
VIII), less any required withholding of taxes, and the Certificate so surrendered shall forthwith be canceled. The Initial Common Stock Merger Consideration or Initial Preferred Stock Merger Consideration (less the Holdback) will be delivered by the Paying Agent as promptly as practicable following surrender of a Certificate and the related transmittal documents, duly executed. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, the Common Stock Merger Consideration or Preferred Stock Merger Consideration and any dividends or other distributions to which such holder is entitled, may be issued with respect to such Company Common Stock or Company
Preferred Stock to such a transferee if the Certificates representing such Company Common Stock or Company Preferred Stock are presented to the Paying Agent (or if lost, stolen or destroyed, the procedures set forth in Section 2.6 are complied with), accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Any release of the Holdback and the Additional Common Stock Merger Consideration and the Additional Preferred Stock Merger Consideration, if any, shall be delivered by the Paying Agent as promptly as practicable after receipt thereof.

(c) Until surrendered as contemplated by this Section 2.2, each Certificate (other than Dissenting Shares and shares to be canceled pursuant to Sections
2.1(d) and (e)) shall be deemed at any time after the Effective Time to represent only the right to receive the Common Stock Merger Consideration or Preferred Stock Merger Consideration as contemplated by this Section 2.2 and
Section 2.9. No interest shall be paid or will accrue on any Common Stock Merger Consideration or Preferred Stock Merger Consideration payable to holders of Certificates pursuant to the provisions of this Article II.

(d) Any portion of the Payment Fund which remains unclaimed by the former shareholders of the Company for 180 days after the Effective Time shall, upon demand of the Surviving Corporation, be delivered to the Surviving Corporation and all former shareholders of the Company shall thereafter look only to the Surviving Corporation for payment of their claims for the Common Stock Merger Consideration or Preferred Stock Merger Consideration for their shares. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of shares for any Common Stock Merger Consideration or Preferred Stock Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

Section 2.3 Stock Options; Warrants; Rights. (a) Prior to the Effective Time, the Company shall take all necessary action by an appropriate committee of the Board of Directors of the Company, to cause each 1996 Plan Option (as hereinafter defined) to convert to the right to receive a cash payment pursuant to Section 9.9 of the Company 1996 Incentive Plan, as amended (the "1996 Incentive Plan"), such that immediately prior to the Effective Time, each 1996 Plan Option outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be canceled and only entitle the holder thereof to receive as soon as reasonably practicable after the surrender thereof, subject to Section 2.9 and Article VIII, cash in an amount equal to the product of (i) the amount, if any, by which the Common Stock Merger Consideration exceeds the per share exercise price of such 1996 Plan Option times (ii) the number of shares of Class A Common Stock into which such 1996 Plan Option is exercisable; provided that any such payment shall be net of all withholding taxes required to be withheld by the Company. For purposes of this Agreement, "1996 Plan Option" shall mean an outstanding option to purchase Class A Common Stock granted under the 1996 Incentive Plan.

(b) Prior to the Effective Time, the Company shall take all necessary action either to cause (i) an appropriate committee of the Board of Directors of the Company to cause each 1992 Plan Option (as hereinafter defined) to convert to the right to receive a cash payment pursuant to the F.R. Acquisition Corp.-1992 Stock Option Plan, as amended (the "1992 Option Plan") or (ii) each holder of a 1992 Plan Option to execute a cancellation agreement, in each case such that immediately prior to the Effective Time, each 1992 Plan Option outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be canceled and only entitle the holder thereof the right to receive as soon as reasonably practicable after the surrender thereof, subject to Section 2.9 and
Article VIII, cash in an amount equal to the product of (i) the amount, if any, by which the Common Stock Merger Consideration exceeds the per share exercise price of such 1992 Plan Option times (ii) the number of shares of Class B Common Stock into which such 1992 Plan Option is exercisable; provided that any such payment shall be net of all withholding taxes required to be withheld by the Company. For purposes of this Agreement, "1992 Plan Option" shall mean an outstanding option to purchase Class B Common Stock granted under the 1992 Option Plan.

(c) Prior to the Effective Time, the Company shall take all action by appropriate committee of the Board of Directors of the Company, to cause each Non-Plan Class A Option (as hereinafter defined) to convert to the right to receive a cash payment pursuant to the terms of each such Non-Plan Option such that immediately prior to the Effective Time, each Non-Plan Class A Option outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be canceled and only entitle the holder thereof to receive as soon as reasonably practicable after the surrender thereof, subject to Section
2.9 and Article VIII, cash in an amount equal to the product of (i) the amount, if any, by which the Common Stock Merger Consideration exceeds the per share exercise price of such Non-Plan Class A Option times (ii) the number of shares of Class A Common Stock into which such Non-Plan Class A Option is exercisable; provided that any such payment shall be net of all withholding taxes required to be withheld by the Company. For purposes of this Agreement, "Non-Plan Class A Option" shall mean an outstanding option to purchase Class A Common Stock which is not granted pursuant to any stock option or incentive plan.

(d) Prior to the Effective Time, the Company shall take all action necessary either to cause (i) an appropriate committee of the Board of Directors of the Company to cause each Warrant (as hereinafter defined) to convert to the right to receive a cash payment pursuant to the terms of each such Warrant or (ii) each holder of a Warrant to execute a cancellation agreement, in each case such that immediately prior to the Effective Time, each Warrant outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be canceled and only entitle the holder thereof the right to receive as soon as reasonably practicable after the surrender thereof, subject to Section 2.9 and
Article VIII, cash in an amount equal to the amount, if any, by which the Common Stock Merger Consideration exceeds the per share exercise price of such Warrant. For purposes of this Agreement, "Warrant" shall mean an outstanding warrant to purchase Class A Common Stock.

(e) Prior to the Effective Time, the Company shall take such actions as may be necessary such that immediately prior to the Effective Time, each Right (as hereinafter defined) outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be canceled, retired and cease to exist, without any payment therefor. For purposes of this Agreement, "Right" shall mean each right attached to each outstanding share of Class C Common Stock and issued pursuant to a Rights Agreement dated as of December 31, 1996 between the Company and the persons or entities party thereto and a Rights Agreement dated as of August 25, 1997 between the Company and the persons or entities party thereto.

Section 2.4 Certain Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange, exchange or readjustment of shares, or any similar transaction, or any stock dividend thereon with a record date during such period, the Common Stock Merger Consideration and Preferred Stock Merger Consideration shall be appropriately adjusted to provide the holders of shares of Company Common Stock and Preferred Stock the same economic effect as contemplated by this Agreement.

Section 2.5 Withholding. The Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Preferred Stock such amounts as the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock and Company Preferred Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Paying Agent, as the case may be.

Section 2.6 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Common Stock Merger Consideration or Preferred Stock Merger Consideration deliverable in respect thereof as determined in accordance with this Article II, provided that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a written indemnity agreement in form and substance reasonably satisfactory to the Surviving Corporation and, if deemed reasonably advisable by the Surviving Corporation, a bond in such sum as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed. "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

Section 2.7 Stock Transfer Books. After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and their holders shall be entitled to the rights provided herein.

Section 2.8 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has delivered a written demand for appraisal of such shares in accordance with Section 55-13-21 of the NCBCA, if
Section 55-13-02 of the NCBCA provides for appraisal rights for such shares of Company Common Stock or Company Preferred Stock in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, as provided in
Section 2.1 hereof, unless and until such holder is no longer able to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under the NCBCA. If, after the Effective Time, any such holder is no longer able to perfect or effectively withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, without interest thereon. The Company shall give Parent (a) prompt notice of any demands for appraisal pursuant to Section 55-13-21 of the NCBCA received by the Company, withdrawals of such demands and any other instruments served pursuant to the NCBCA and received by the Company and (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the NCBCA. The Company shall not, except with the prior written consent of Parent or as otherwise required by applicable law, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

Section 2.9 Additional Merger Consideration. (a) The holders as at the Effective Time (collectively, "Holders" and each, a "Holder") of Class A Common Stock, Class B Common Stock, Class C Common Stock, Company Preferred Stock, 1996 Plan Options, 1992 Plan Options, Non-Plan Class A Options and Warrants (other than Company Common Stock canceled pursuant to Section 2.1(d), (e) and (f) and any Dissenting Shares (collectively, "Excluded Shares")) (collectively, "Company Securities") shall be entitled to Additional Merger Consideration (as hereinafter defined) in the amounts and at the times set forth in this Section
2.9. Parent shall deposit with the Paying Agent promptly after each Computation Date an amount equal to the Additional Merger Consideration due as at such Computation Date, which shall be held and invested in Permitted Investments in a payment fund in accordance with Section 2.2 (the "Additional Consideration Payment Fund"). The Paying Agent shall, at any time when the Additional Payment Fund is more than $750,000, and after the Final Computation Date, distribute to the Holders all amounts in the Additional Consideration Payment Fund as follows:

(i) each Holder of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be paid, for each share of Company Common Stock, an amount equal to (1) (A) the Total Additional Merger Consideration then being distributed divided by (B) an amount equal to 13,590,262 less the number of Excluded Shares, if any (the "Additional Common Stock Merger Consideration") plus (2) any earnings on the Additional Common Stock Merger Consideration then held in the Additional Consideration Payment Fund (the Additional Common Stock Merger Consideration plus such earnings thereon are referred to as "Total Additional Common Stock Consideration");

(ii) each Holder of Company Preferred Stock shall be paid, for each share of Company Preferred Stock, an amount equal to (1)16-2/3 times the Additional Common Stock Merger Consideration (the "Additional Preferred Stock Merger Consideration") plus (2) any earnings on the Additional Preferred Stock Merger Consideration then held in the Additional Consideration Payment Fund;

(iii) each Holder of 1996 Plan Options shall be paid an amount, with respect to each such 1996 Plan Option, equal to the Total Common Stock Additional Consideration multiplied by the number of shares of Class A Common Stock into which such 1996 Plan Option was exercisable immediately prior to the Effective Time;

(iv) each Holder of 1992 Plan Options shall be paid an amount, with respect to each such 1992 Plan Option, equal to the Total Additional Common Stock Consideration multiplied by the number of shares of Class B Common Stock into which such 1992 Plan Option was exercisable immediately prior to the Effective Time;

(v) each Holder of Non-Plan Class A Options shall be paid an amount, with respect to each such Non-Plan Class A Option, equal to the Total Additional Common Stock Consideration multiplied by the number of shares of Class A Common Stock into which such Non-Plan Class A Option was exercisable immediately prior to the Effective Time; and

(vi) each Holder of Warrants shall be paid, with respect to each such Warrant, an amount equal to the Total Additional Common Stock Consideration multiplied by the number of shares of Class A Common Stock into which such Warrant was exercisable immediately prior to the Effective Time.

(b) Any payment made pursuant to this Section 2.9 shall be made net of applicable withholding taxes to the extent such withholding is required by law.

(c) For purposes of this Agreement, the following terms shall have the following meanings:

(i) "Computation Date" shall mean the day after the first anniversary of the Closing Date and each anniversary thereof until the Final Computation Date.

(ii) "Additional Merger Consideration" as of any Computation Date shall mean (A) $2,500,000, less (B) any amounts of Additional Merger Consideration theretofore deposited by Parent with the Paying Agent pursuant to Section 2.9(a), less (C) any Claims Payments (as defined in Section 8.2(c)) theretofore made out of the Escrow Fund (as defined in Section 8.1) pursuant to Article VIII, less (D) the principal balance of any Claims Reserves established by the Escrow Agent pursuant to Article VIII that are then in existence (or which will be established as a result of a Claim Notice upon the direction of the
          Shareholder   Representatives   and  Parent),   plus  (E)  any  Claims
          Recoveries theretofore paid into the Escrow Fund or to the Paying Agent pursuant to Article VIII.

(iii) "Final Computation Date" shall mean the earlier of (A) the date on which Parent and the Shareholder Representatives (as defined in Section 8.4) determine that no Additional Merger Consideration is due by reason of Claims Payments, or (B) when the total deposits of Additional Merger Consideration pursuant to Section 2.9(a) equal $2,500,000. The parties acknowledge that the determination of the Final Computation Date is an arbitrable matter under Section 9.10.

(d) On or promptly following each Computation Date, Parent shall submit to the Shareholder Representatives a statement, signed by the Chief Financial Officer of Parent, setting forth a computation of any Additional Merger Consideration then payable. The Shareholder Representatives shall have the right to request and receive from Parent reasonable backup documentation with respect to any such computation. In the event the Shareholder Representatives dispute any such computation and Parent and the Shareholder Representatives cannot resolve such dispute, then the Shareholder Representatives may bring an action in arbitration pursuant to Section 9.10 to seek an adjudication of the dispute.

(e) The parties hereto acknowledge that Section 2.9(a) presumes that no Dissenting Shares exist. If Dissenting Shares in fact arise, computations will be adjusted to effect the intention of the parties that the Additional Merger Consideration is not payable in respect of Dissenting Shares (and that no Holder is entitled to any part of the Additional Merger Consideration otherwise payable in respect of Dissenting Shares).

ARTICLE III.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Subsidiary, as of the date hereof, unless otherwise expressly stated, that the statements contained in this Article III are true and correct and will be true and correct as of the Closing Date (subject to Section 6.3(a)) except as set forth herein or in the disclosure letter separately delivered by the Company to Parent and Merger Subsidiary on or prior to the date hereof (the "Disclosure Schedule").

Section 3.1 Organization. (a) The Company and each of its Subsidiaries (as hereinafter defined) is a corporation or other entity duly incorporated or organized, as the case may be, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate or other organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business as a foreign corporation, or other entity, and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed would not be reasonably expected to have a Material Adverse Effect (as hereinafter defined). The Company has previously delivered or made available to Parent a complete and correct copy of each of its Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and Bylaws, as currently in effect. For purposes of this
Agreement, (i) "Subsidiary" shall mean with respect to any Person, any corporation or other entity of which more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such entity is directly or indirectly owned by such Person, and (ii) "Material Adverse Effect" shall mean a material adverse effect on the business, assets, results of operations or financial condition of (A) the Company and its Subsidiaries taken as a whole, or (B) Rockwood Casualty Insurance Company ("Rockwood") and its Subsidiaries taken as a whole, or (C) Colony Insurance Company and Preferred National Insurance Company (together, "Colony Insurance Group") and their respective Subsidiaries taken as a whole, but excluding any such effect resulting from (1) general economic or securities market conditions,
(2) any occurrence or condition affecting generally the insurance industries in which the Company and its Subsidiaries operate, (3) the execution or announcement of this Agreement or the transactions contemplated hereby or (4) any acts taken with the consent or at the direction of Parent or Merger Subsidiary.

(b) The Company conducts its insurance operations through the Subsidiaries listed in Section 3.1(b) of the Disclosure Schedule (the "Company Insurance Subsidiaries") which sets forth for each Company Insurance Subsidiary and for any Subsidiary in which any Company Insurance Subsidiary has any direct or indirect ownership interest: (1) its name and jurisdiction of organization; and
(2) each jurisdiction in which it is licensed, qualified or otherwise authorized to conduct its business. Each of the Company Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company, reinsurer, insurance agency or insurance brokerage in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company, insurance agent or insurance broker and, where applicable, a reinsurer, or is an eligible excess or surplus lines insurer, in each other jurisdiction where it is required to be so licensed, authorized or eligible, and (iii) duly authorized or eligible in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company Annual Statements and Quarterly Statements (as defined in Section 3.5(b)), except where the failure to be so licensed, authorized or eligible, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. The Company has previously delivered or made available to Parent a complete and correct copy of each of its Subsidiaries' articles of incorporation and bylaws, as currently in effect. The Company has made all required filings under applicable insurance holding company statutes except where the failure to file, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

Section 3.2 Capitalization. The authorized capital stock of the Company and each of its Subsidiaries is as set forth on Section 3.2 of the Disclosure Schedule. All the issued and outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable. Section 3.2 of the Disclosure Schedule sets forth the name of each Person who owns beneficially or of record any shares of capital stock and other equity interest of any Company Subsidiary and, in the case of each Company Subsidiary, the number of shares owned by each such Person. Except as set forth in Section 3.2 of the Disclosure Schedule as of the date hereof, there are no existing (i) options, warrants, calls, pre-emptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests,
(ii) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any Subsidiary of the Company or (iii) voting trusts or similar agreements to which the Company is a party with respect to the voting of the capital stock or other ownership interests of the Company or any of its Subsidiaries.

Section 3.3 Authorization; Validity of Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of its shareholders as contemplated by Section 5.5 hereof, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board and, other than providing its shareholders with notice pursuant to Sections 55-7-05 and 55-13-20 of the NCBCA and the Company's Bylaws and approval and adoption of this Agreement by its shareholders as contemplated by Section 5.6 hereof, no other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Subsidiary, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to or limited by (a) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting the rights of creditors of insurance companies or the rights of creditors generally and (b) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Section 3.4 No Violations; Approvals. (a) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company, (ii) except as set forth in Section 3.4(a) of the Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets; except in the case of clauses (ii) or
(iii) for such violations, breaches or defaults which would not be reasonably expected to have a Material Adverse Effect.

(b) No filing or registration with, notification to, or authorization, consent or approval of, any court, legislative, executive or regulatory authority or agency (each a "Governmental Entity") is legally required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except (i) applicable requirements under Competition Laws (as defined in Section 5.4(b)), (ii) the filing of the Articles of Merger with the Secretary of State of the State of North Carolina, (iii) filings with and approval of the Insurance Commissioners, Directors or Superintendents, as the case may be, of the jurisdictions listed on
Section 3.4(b) of the Disclosure Schedule and (iv) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not be reasonably expected to have a Material Adverse Effect.

Section 3.5 Financial Statements. (a)The Company has previously made available to Parent (a) audited consolidated financial statements of the Company and its Subsidiaries for the years ended December 31, 1998, December 31, 1999 and December 31, 2000 and (b) unaudited consolidated financial statements of the Company and its Subsidiaries as of each fiscal quarter ending after December 31, 2000, as soon as practicable after its preparation (collectively, the "Company Financial Documents"). The Company Financial Documents have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as otherwise noted therein and except that the quarterly financial statements are subject to year-end adjustments and do not contain all footnote disclosures required by
GAAP) and fairly present in all material respects the consolidated financial position and the consolidated statements of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

(b) The Company has previously made available to Parent complete and correct copies of the audited statutory financial statements and the annual statements of each of the Company Insurance Subsidiaries as filed with the insurance commissioner or other appropriate official for its respective jurisdiction of incorporation for the years ended December 31, 1998, 1999 and 2000, together with all exhibits and schedules thereto (the "Annual Statements"). The Company has made available to Parent, and will make available to Parent as soon as practicable after their preparation, with complete and correct copies of each quarterly statement of each of the Company Insurance Subsidiaries as filed with the insurance commissioner or other appropriate official for its respective jurisdiction of incorporation for periods subsequent to December 31, 2000 and all exhibits and schedules thereto (the "Quarterly Statements"). The Annual Statements and the Quarterly Statements of the Company Insurance Subsidiaries have been, or will be, as the case may be, prepared in accordance with Statutory Accounting Practices ("SAP") throughout the periods involved and in accordance with the books and records of the Company Insurance Subsidiaries, except as expressly set forth or disclosed in the notes, exhibits or schedules thereto. Each of the statutory financial statements contained in the Annual Statements and the Quarterly Statements fairly presents, or will fairly present, as the case may be, in all material respects the assets, liabilities and capital and surplus, of the Company Insurance Subsidiaries, including all boards, bureau fees and assessments accrued and/or paid, as of the dates thereof in accordance with Statutory Accounting Practices, subject, in the case of the Quarterly Statements, to normal year-end adjustments and any other adjustments described therein.

(c) As of  December  31,  2000,  neither  the  Company  nor  any of the  Company
Insurance Subsidiaries had any known material liability or obligation, whether liquidated, unliquidated, accrued, absolute, fixed, contingent or otherwise, of a nature required to be reflected on a statutory financial statement prepared in accordance with SAP which is not fully and correctly reflected or reserved against in accordance with SAP in the balance sheet forming a part of the Annual Statement of the Company or of such Company Insurance Subsidiary for the year ended December 31, 2000.

Section 3.6 Absence of Certain Changes. Except as disclosed in Section 3.6 of the Disclosure Schedule, from December 31, 2000, (a) the Company and its Subsidiaries have conducted their respective operations in the ordinary course,
(b) there has not been an event, condition or occurrence that would be reasonably expected to constitute a Material Adverse Effect, (c) neither the Company nor any of its Subsidiaries has taken action that if taken after the date hereof would constitute a violation of Section 5.1 hereof, and (d) none of the Company nor any of its Subsidiaries has:

     (i) suffered any damage, destruction or loss to any of its physical assets or properties (whether or not covered by insurance), the total amount of which is or will be greater than $250,000;

     (ii) sold, transferred, conveyed, assigned or otherwise disposed of any of their physical assets or properties other than sales not greater than $250,000 individually or in the aggregate;

     (iii)waived, released, compromised or canceled material actions against any third parties or any material debts owing to them other than in the ordinary course of business;

     (iv) made any changes in their accounting systems (GAAP or SAP), policies, principles or practices, other than changes required by GAAP or SAP or as a result of changes in GAAP or SAP or as required by changes in tax laws or regulations;

     (v) entered into, authorized or permitted any transaction with any director, officer, or Affiliate other than transactions between the Company and its Subsidiaries or among Subsidiaries;

     (vi) authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of their capital stock or equity interests or any other securities, or amended any of the terms of any such securities, other than as a result of exercises of options or warrants outstanding on the date hereof and referred to in Section 2.3;

     (vii)split, combined, or reclassified any shares of their capital stock or equity interests, declared, set aside or paid any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of their capital stock or equity interests, or redeemed or otherwise acquired any of their securities;

     (viii) made any borrowing, incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or made any payment or repayment in respect of any indebtedness, individually or in the aggregate, in excess of $250,000;

     (ix) made any loans, advances or capital contributions to, or investments in, any Person which exceed $250,000 in the aggregate other than such loans, advances, capital contributions or investments made in the ordinary course of business;

     (x) entered into any agreement, Contract, lease, or license (or series of related agreements, Contracts, leases, and licenses), involving more than $250,000, other than insurance policies and surety bonds entered into in the ordinary course of business and other than as set forth in
          Schedule 3.15 of the Disclosure Schedule;

     (xi) accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Company or any of its Subsidiaries is a party or by which any of them is bound, requiring aggregate payments of greater than $250,000, other than terminations, modifications or cancellations of agency contracts in the ordinary course of business of the Company and its Subsidiaries;

     (xii)entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer, consultant or employee, or increased the compensation or fringe benefits of any director, officer, consultant or employee or paid any benefit not required or permitted by any existing plan and arrangement, or entered into any contract, agreement, commitment or arrangement to do any of the foregoing (other than new hires and normal increases in the ordinary course of business and fiscal year-end and discretionary bonuses consistent with past practice or to reflect promotions);

     (xiii) imposed any encumbrance on any assets, except for (A) deposits by an Insurance Subsidiary with insurance authorities in a state in connection with the writing of business by such Insurance Subsidiary, and (B) such encumbrances on assets having an aggregate fair market value below $250,000;

     (xiv)made or authorized any change in the articles of incorporation or bylaws (or comparable documents) of the Company or any of its Subsidiaries;

     (xv) initiated or been made a party to any lawsuits or proceedings (other than in the ordinary course of business in the course of litigating and settling claims) and other than lawsuits or proceedings not material to the business or financial condition of the Company and its Subsidiaries, taken as a whole;

     (xvi)made any material change in the methodology used in the determination of the reserve liability of the Company or any of its Subsidiaries;

     (xvii) terminated, amended or entered into as a ceding or assuming insurer any reinsurance, coinsurance or other similar agreement or any trust agreement or security agreement relating thereto;

     (xviii) introduced any new insurance product or made any material changes in its customary marketing, pricing, underwriting, investing or actuarial practices and policies;

     (xix)cancelled   any   liability   owed  to  the  Company  or  any  of  its
          Subsidiaries by any other Person or entity other than in the ordinary course of business;

     (xx) materially written-off or written-down, or made any determination to materially write-off or write-down, any material assets or properties (other than any statutory write-down of investment assets which is not related to a permanent impairment of value and other than in the ordinary course of business and consistent with past practice and
          GAAP) of the Company or any of its Subsidiaries or any portion thereof;

     (xxi)made expenditures or commitments for additions to property, plant, equipment, or other tangible or intangible capital assets or properties of the Company or any of its Subsidiaries in excess of $150,000 in the aggregate unless contemplated in the capital budget of the Company and its Subsidiaries for fiscal year 2001 as disclosed to Parent;
     (xxii) made any material change in any marketing relationship between any Company Insurance Subsidiary and any Person or entity through which any Subsidiary sells Insurance Contracts which is material to the Company, Colony Insurance Group or Rockwood; or

     (xxiii) committed to any of the foregoing.

Section 3.7 Absence of Undisclosed Liabilities. Except as disclosed in the Company Financial Documents, including as reflected or reserved against in the balance sheet of the Company for the year ended December 31, 2000 (the "Balance Sheet") or in the notes thereto and except for liabilities in respect of litigation as disclosed in Section 3.9 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries had as of that date any liabilities which were required to be set forth in the Balance Sheet or the notes thereto in accordance with GAAP. Except as disclosed in the Company Financial Documents or as disclosed in Section 3.7 of the Disclosure Schedule, since the date of the Balance Sheet, the Company has not incurred any material liabilities that would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, except for such liabilities as were incurred in the ordinary course of business, liabilities resulting from the execution and delivery of this Agreement or relating to the transactions contemplated hereby and liabilities in respect of litigation as disclosed in Section 3.9 of the Disclosure Schedule and liabilities under Environmental Laws as disclosed in Section 3.13 of the Disclosure Schedule.

Section 3.8 Employee Benefit Plans; ERISA. (a)Except as set forth in Section 3.8(a) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries nor any of their respective ERISA Affiliates (hereinafter defined) maintains, is a party to, participates in, or has any liability, or contingent liability with respect to:

     (i) any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

     (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation plan, vacation pay plan, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in Section 3(3) of ERISA); or

     (iii) any employment agreement or consulting agreement.

An "ERISA Affiliate" means each corporation, trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. The "Code" means the Internal Revenue Code of 1986, as amended.

(b) Section 3.8(b) of the Disclosure Schedule sets forth all agreements relating to each employee benefit plan or arrangement described in Section 3.8(a)(i) and
(ii) (each, an "Employee Benefit Plan") and each employment agreement or consulting agreement described in Section 3.8(a)(iii) (each, an "Employee Agreement"), including all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, and each as in effect on the date hereof. A true, accurate and complete copy of each such plan and related agreement has been provided or made available to Parent. In the case of any Employee Benefit Plan which is not in written form, Parent has been provided or made available an accurate description of such Employee Benefit Plan as in effect on the date hereof. A copy of each U.S. Internal Revenue Service ("IRS") or U.S. Department of Labor ("DOL") audit on any Employee Benefit Plan during the last three years, and a true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and IRS determination letter with respect to each Employee Benefit Plan, to the extent applicable, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports provided. Except as set forth in Section 3.8(b) of the Disclosure Schedule, with respect to each such IRS or DOL audit of an Employee Benefit Plan, all audit issues have been fully resolved, as of the date hereof, to the satisfaction of the IRS or DOL, as applicable.

     (c)  As to all Employee Benefit Plans:

     (i) All Employee Benefit Plans comply and have been administered in form and in operation in all material respects in accordance with their terms and with all applicable requirements of law (including, in the case of any Employee Benefit Plan which is an employee pension benefit plan, the requirements of Sections 401(a) and 501(a) of the Code), and no event has occurred which will or could cause any such Employee Benefit Plan to fail to comply with such requirements and no written notice has been issued by any Governmental Entity challenging such compliance.

     (ii) Each Employee Benefit Plan which is an employee pension benefit plan is the subject of a favorable determination letter issued by the IRS with respect to the qualified status of such plan under Section 401(a) of the Code and the tax-exempt status of any trust which forms a part of such plan under Section 501(a) of the Code; all amendments to any such plan for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired are covered by a favorable IRS determination letter; and no event has occurred since the date of such determination that would materially and adversely affect such qualification.

     (iii)None of the assets of any Employee Benefit Plan are invested in employer securities or employer real property.

     (iv) There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Benefit Plan and neither the Company nor any of its Subsidiaries has engaged in any prohibited transaction.

     (v) There have been no acts or omissions by either the Company nor any of its Subsidiaries nor any of their respective ERISA Affiliates which have given rise to or may give rise to fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which the Company or any of its Subsidiaries may be liable.

     (vi) There are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened involving any Employee Benefit Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

     (vii)No Employee Benefit Plan is subject to Title IV of ERISA and no Employee Benefit Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

     (viii) Each Employee Benefit Plan which constitutes a "group health plan" (as defined in Section 607(i) of ERISA or Section 4980B(g)(2) of the
          Code), including any plans of current and former affiliates which must be taken into account under Sections 4980B and 414(t) of the Code or Sections 601-608 of ERISA, have been operated in compliance with applicable Law, including continuation coverage requirements of
          Section 4980B of the Code and Section 601 of ERISA and the portability and nondiscrimination requirements of Sections 9801 and 9802 of the Code and Sections 701-707 of ERISA, to the extent such requirements are applicable.

     (ix) Except as set forth in Section 3.8(c) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability or contingent liability for providing, under any Employee Benefit Plan or otherwise, any postretirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and Section 4980B of the Code.

     (x) There has been no act or omission that would impair the ability of the Company or any of its Subsidiaries (or any successor thereto) to unilaterally amend or terminate any Employee Benefit Plan.

(d) Except as set forth in Section 3.8(d) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any employee of the Company or its Subsidiaries to severance pay; (ii) accelerate the time of payment or vesting of, or increase the amount of, compensation due to any employee of the Company or its Subsidiaries; or (iii) result in the payment to any employee of the Company or its Subsidiaries of an amount that will be an "excess parachute payment" (within the meaning of Section 280G(b)(1) of the Code).

Section 3.9 Litigation; Compliance with Law. (a) Except as disclosed in Section 3.9(a) of the Disclosure Schedule and except for claims under Environmental Laws (which are the subject of Section 3.13), there is no suit, claim, action, proceeding or investigation pending or, to the actual knowledge of the Company, threatened against the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

(b) Except as disclosed in Section 3.9(b) of the Disclosure Schedule and except for Environmental Laws (which are the subject of Section 3.13), the Company and its Subsidiaries are operating in substantial compliance with all laws, statutes, regulations, judgments, decrees, orders or injunctions of any Governmental Entity, which are material to the Company and the Subsidiaries and in substantial compliance with all applicable Insurance Laws (as hereinafter defined). For purposes of this Agreement, "Insurance Laws" shall mean laws, statutes, ordinances, regulations, rules, policies, guidelines, orders or directives of any Governmental Entity applicable to the business and products of insurance.

(c) The Insurance Subsidiaries hold all licenses and approvals necessary for the lawful conduct of their insurance business ("Insurance Approvals"). The Company and its Subsidiaries hold all other licenses, permits, variances and approvals of Governmental Entities necessary for the lawful conduct of their respective businesses as currently conducted except for licenses, permits, variances or approvals under Environmental Laws (which are the subject of Section 3.13) and except where the failure to hold such other licenses, permits, variances or approvals would not be reasonably expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not result in any revocation, cancellation, limitation or suspension of any such Insurance Approval or any such other approval, certificate, filing, notice, right, permit, license or franchise which revocation, cancellation, limitation or suspension would be reasonably likely to have a Material Adverse Effect.

(d) Except as set forth in Section 3.9(d) of the Disclosure Schedule, and except for normal examinations conducted by any Governmental Entity in the regular course of the business of the Company and its Subsidiaries, during the last five years, or in the case of each Subsidiary, such shorter period of time that the Company has owned or controlled such Subsidiary, to the knowledge of the Company no Governmental Authority has initiated any proceeding with respect to, or investigation into the business or operations of, the Company or any of its Subsidiaries.

Section 3.10 Intellectual Property. (a) Section 3.10(a) of the Disclosure Schedule sets forth a list of all patents, trademarks and service marks registered with the U.S. Patent and Trademark Office and owned by the Company or any of its Subsidiaries, and all Internet domain names registered by the Company or any of its Subsidiaries.

(b) To the knowledge of the Company, except as disclosed in Section 3.10(b) of the Disclosure Schedule, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon any trademarks, trade names, copyrights, service marks or trade secrets (collectively, "Intellectual Property") of any third party except where such infringement would not be reasonably expected to have a Material Adverse Effect.

(c) Except as set forth in Section 3.10(c) of the Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss of, or any encumbrance on, the rights of the Company or any Subsidiary with respect to the Intellectual Property owned or used by them. Except as set forth in Section 3.10(c) of the Disclosure Schedule, no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property has been made, is currently outstanding or, to the knowledge of the Company, has been threatened, and to the knowledge of the Company, there are no grounds for the same. Except as set forth in Section 3.10(c) of the Disclosure Schedule, the loss or expiration of any Intellectual Property rights would not reasonably be expected to result in a Material Adverse Effect, and no such loss or expiration is threatened, pending or reasonably foreseeable.

Section 3.11 Computer Systems. Except as set forth in Section 3.11 of the Disclosure Schedule, all computer hardware and software and related materials used by the Company or any of its Subsidiaries and necessary for the conduct of the Company's and its Subsidiaries' business as currently conducted, (collectively referred to as the "Computer System") are in good working order and condition (ordinary wear and tear excepted), and neither the Company nor any of its Subsidiaries has experienced any significant defects in design, workmanship or material, and the Computer System has the performance capabilities, characteristics and functions necessary to conduct the business as presently conducted. The use of the Computer System (including any software modifications) (i) has not violated or infringed upon, and will not violate or infringe upon, the rights of any third parties and (ii) has not resulted, and to the knowledge of the Company, will not result, in the termination of (A) any maintenance, service or support agreement relating to any part of the Computer System or any reduction in the services provided to the Company or any of its Subsidiaries with respect to the business of the Company or its Subsidiaries,
(B) warranties available to the Company or any of its Subsidiaries with respect to the business of the Company or its Subsidiaries, or (C) rights of the Company or any of its Subsidiaries with respect to the use of such Computer System. The Company and each of its Subsidiaries has adequate user and service documentation for the Computer System. After the closing of the transactions contemplated hereunder, to the knowledge of the Company, each of the Company and its Subsidiaries will be able to fully utilize the Computer System on an ongoing basis without any modifications thereto. Except as set forth in Section 3.11 of the Disclosure Schedule, the century change is supported in the Computer System's logic and data and, as of the date hereof, the Computer System has had no problems processing data related to dates following December 31, 1999.

Section 3.12 Taxes. (a) The amount provided on the Company Financial Documents for all Taxes are adequate to cover all unpaid liabilities for Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the Closing Date or to any years and periods prior thereto and for which the Company and each of its Subsidiaries may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any person. There are no tax liens (other than liens for current Taxes not yet due and payable) upon the properties or assets of the Company or any of its Subsidiaries. "Taxes" means all taxes, charges, fees, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, premium (including, without limitation, excess and surplus tax), ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance and employees' income withholding, unemployment and Social Security taxes, which are imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions to tax related thereto.

(b) Except as set forth in Section 3.12(b) of the Disclosure Schedule, the Company and each of its Subsidiaries, as appropriate, has: (i) timely filed (taking in account all valid extensions), or caused to be filed, all material Tax Returns of whatever nature required to be filed by the Company or any of its Subsidiaries as of the date of this Agreement in any jurisdiction to which the Company or its Subsidiaries is subject, and (ii) timely paid in full all Taxes shown on the Tax Returns or provided adequate reserves therefor. Each such Tax Return is true and correct in all material respects, and neither the Company nor any of its Subsidiaries will have any material additional liability with respect thereto. "Tax Return" means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax returns relating to Taxes of the Company or any of its Subsidiaries.

(c) The Company has delivered to or made available for review by Parent complete and correct copies of Tax Returns of the Company and all direct or indirect Subsidiaries of the Company filed for the taxable years ended December 31, 1996 through the date of this Agreement inclusive.

(d) Except as set forth in Section 3.12(d) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has granted or has been requested to grant any unexpired waiver or extension of any statute of limitations in connection with or in respect of the examination of any Tax Return filed by, or with respect to, the Company or any of its Subsidiaries.

(e) Except as set forth in Section 3.12(e) of the Disclosure Schedule, no Tax Return is presently undergoing an audit or examination by the IRS or any other taxing authority, and the Company is not aware of any proposed or contemplated commencement of any such audit or examination; there are no proceedings or actions pending for the assessment, or collection of additional Taxes; and there are no material outstanding deficiencies asserted by any taxing authority.

(f) The Company has disclosed the contents of, or made available to Parent copies of, all IRS revenue agent's reports and other written assertions of deficiencies or other liabilities for Taxes of the Company or any of its Subsidiaries received by the Company or any of its Subsidiaries from any taxing authority with respect to past periods for which the applicable statute of limitations has not expired.

(g) Except as set forth in Section 3.12(g) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has received a Tax Ruling or entered into a Tax Closing Agreement with any taxing authority (foreign or domestic) that would affect the Company or such Subsidiary after the Closing Date. For purposes of the preceding sentence, the term "Tax Ruling" shall mean written rulings of a taxing authority relating to Taxes, and the term "Tax Closing Agreement" shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

(h) Each of the Company and each of its Subsidiaries has complied with all applicable Laws relating to the withholding of Taxes and have timely collected or withheld and paid over to the proper taxing authority all amounts required to be so collected or withheld for all periods up to (but not including) the Closing Date.

(i) Except as set forth in Section 3.12(i) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is or will be required to make any material adjustment under Section 481(a) of the Code by reason of a change or proposed change in accounting method or otherwise.

(j) The Company and each of the Subsidiaries set forth in Section 3.12(j) of the Disclosure Schedule is properly treated as an "insurance company" as defined for purposes of Sections 801 and 848 of the Code, and has qualified for such treatment for each taxable year of its existence.

(k) Neither the Company nor any of its Subsidiaries is or has been a "United States Real Property Holding Corporation" within the meaning of Section
897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(l) Except as set forth in Section 3.12(l) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes.

(m) None of the assets of the Company nor any of its Subsidiaries constitute tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the assets reflected on the Balance Sheet is subject to a lease, safe harbor lease or other arrangement as a result of which any Company or any of its Subsidiaries is not treated as the owner for federal income tax purposes.

Section 3.13 Environmental Matters. Except as to actions, suits, claims, or proceedings arising out of, or based on Insurance Contracts (as hereinafter defined), and except as disclosed in Section 3.13 of the Disclosure Schedule, to the knowledge of the Company: (a) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws (as hereinafter defined); (b) there has been no release of Hazardous Substances (as hereinafter defined) at, on, or under the properties currently owned or operated by the Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures); (c) there was no release of Hazardous Substances at, on or under the properties formerly owned or operated by the Company or any of its Subsidiaries during the period of ownership or operation by the Company or any of its Subsidiaries; (d) the Company has not received written notice that either the Company or its Subsidiaries is liable for any Hazardous Substance disposal or contamination on any third party property; (e) neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (f) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, or injunctions of any Governmental Entity or has received written notice of liability pursuant to any indemnity or agreement with any third party relating to liability under any Environmental Law; and (g) there are no circumstances or conditions involving the Company or any of its Subsidiaries that are reasonably likely to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of the Company pursuant to any Environmental Law. For purposes of this Agreement: (i) "Environmental Law" shall mean any federal, state, local or foreign law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (1) the protection, investigation or restoration of the environment, health and safety, or natural resources, (2) the disposal, release or threatened release of any Hazardous Substance or (3) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to Persons or property as the result of exposure to Hazardous Substances; (ii) "Hazardous Substance" shall mean any substance that is: (1) listed, classified or regulated as hazardous pursuant to any Environmental Law; (2) any petroleum product or by-product, asbestos-containing material, lead containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (3) any other substance which is regulated as a pollutant, contaminant or as hazardous, toxic or dangerous by any Governmental Entity pursuant to any Environmental Law and (iii) "Insurance Contracts" means all contracts, treaties, policies or other written arrangements to which any of the Company Insurance Subsidiaries is a party or by or to which any of them is bound or subject providing for insurance, ceding or assumptions of reinsurance, excess insurance or retrocessions, including, without limitation, all insurance policies, reinsurance policies, and retrocession agreements, in each case as such contract, treaty, policy or other written arrangement may have been amended, modified or supplemented.

Section 3.14 Labor Matters. (a) Except as set forth in Section 3.14(a) of the Disclosure Schedule, the Company and its Subsidiaries are not a party to any labor or collective bargaining agreement, and no employees of the Company or any of its Subsidiaries are represented by any labor organization.

(b) Except as set forth in Section 3.14(b) of the Disclosure Schedule: (i) to the knowledge of the Company, there are no strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances or other labor disputes pending or threatened in writing against or involving the Company or any of its Subsidiaries that would be reasonably expected to have a Material Adverse Effect; (ii) within the three years prior to the date hereof, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (iii) within the three years prior to the date hereof, to the knowledge of the Company, there have been no organizing activities involving the Company and its Subsidiaries with respect to any group of employees of the Company or any of its Subsidiaries.

(c) Within the six months prior to date hereof,  there has been no "mass layoff"
or  "plant  closing"  as  defined  by  the  Worker  Adjustment   Retraining  and
Notification Act of 1988 with respect to the Company and its Subsidiaries.

Section 3.15 Material Contracts. Except as set forth in Section 3.15 of the Disclosure Schedule, there are no Contracts that involve aggregate payments in excess of $250,000 per annum and that are material to the business, financial position or results of operations of the Company (such Contracts, the "Material Contracts"). For purposes of this Agreement, "Contract" shall mean any written agreement, contract, lease, note, loan, evidence of indebtedness, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, purchase and sales order, quotation and other executory commitment, which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto. Section
3.15 of the Disclosure Schedule sets forth a true, accurate and complete list of all Material Contracts together with the following types (without regard to payment levels) to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound:

(a) all leases or subleases of real property used in the business of the Company or any of its Subsidiaries;

(b) all leases of automobiles used in the business of the Company or any of its Subsidiaries;

(c) all reinsurance (whether as assuming or ceding insurer or otherwise), coinsurance or other similar Contracts;

(d) any Contract involving an investment by the Company or any of its Subsidiaries in any partnership, limited liability company or joint-venture, other than such investments made in the ordinary course of business;

(e) any Contract involving noncompetition or any other restriction with respect to the geographical area of operations or scope or type of business of the Company or any of its Subsidiaries;

(f) any Contract pursuant to which the Company or any of its Subsidiaries grants or is granted any license or other rights to use any of the assets of the Company or any of its Subsidiaries or any rights of joint use with respect to any of such assets; and

(g) any Contract relating to any acquisition or disposition of any capital stock or equity interest of the Company or any of its Subsidiaries.

To the  extent  that a  Material  Contract  or any other  Contract  set forth in
Section 3.15 of the Disclosure Schedule (together, the "Disclosed Contracts") are evidenced by documents, copies thereof (including any amendments or waivers with respect thereto) have been made available to the Parent. To the extent that the Disclosed Contracts are not evidenced by documents, the Company has provided to the Parent a written description of all of the material terms and conditions of such Disclosed Contracts. Each Material Contract is in full force and effect and is enforceable against the Company or the applicable Subsidiary a party thereto in accordance with its terms, except where the failure to be in full force and effect or to be enforceable would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There does not exist under any Material Contract any default or condition or event that, after notice or lapse of time or both, would constitute a default on the part of the Company or any Subsidiary or, to the knowledge of the Company, on the part of any other parties to such Material Contract, except for such defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The execution , delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, or result in the breach or termination of any provision of, or constitute a default (with or without the giving of notice or the lapse of time, or both) under, or give rise to any right of termination, cancellation or loss of any benefit to which the Company or any Subsidiary is entitled under any provision of a Material Contract except as set forth in Schedule 3.4(a) of the Disclosure Schedule.

Section 3.16 Reserves. (a) The reserves established or reflected on the Annual Statements of each Company Insurance Subsidiary for the years ended December 31, 1999 and 2000 for unearned premiums, losses, loss adjustment expenses, claims and similar purposes (including claims litigation) are in compliance in all material respects with the requirements for reserves established by the insurance departments of the jurisdiction of domicile of such Company Insurance Subsidiary, were determined in all material respects in accordance with published actuarial standards of practice and principles consistently applied, and are fairly stated in all material respects in accordance with accepted actuarial and statutory accounting principles. The admitted assets of the Company and each Company Insurance Subsidiary as determined under applicable laws are in an amount at least equal to the minimum amounts required by applicable laws. Nothing in this Section 3.16 shall constitute a guarantee against adverse loss development.

(b) Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, to the knowledge of the Company, no claim or assessment is pending or threatened against any Company Insurance Subsidiary by (i) any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers or (ii) any assigned risk plan or other involuntary market plan which if determined adversely would, individually or in the aggregate, be reasonably likely to result in a cost to the Company or any of its Subsidiaries of an amount in excess of $500,000.

Section 3.17 Insurance Matters. (a) To the extent required under applicable law, all Insurance Contracts, including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith, that are issued by the Company Insurance Subsidiaries and any and all marketing materials, comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

(b) Except as set forth in Section 3.17(b) of the Disclosure Schedule, neither the Company nor any Company Insurance Subsidiary, nor, to the knowledge of the Company, any other party to a reinsurance or coinsurance treaty or agreement to which the Company or any Company Insurance Subsidiary is a party, is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement except for such treaties or agreements the default under or termination of which as would not, individually or in the aggregate, be reasonably expected to result in a cost to the Company or any of its Subsidiaries of an amount in excess of $500,000. Except as set forth in Section 3.17(b) of the Disclosure Schedule, the Company has not received any notice to the effect that the financial condition of any other party to any such agreement is impaired with the result that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement.

Section 3.18 Related Party  Transactions.  Except as set forth in Section 3.8 or
Section 3.18 of the Disclosure Schedule, no director, officer, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of the Company or any of its Subsidiaries (each a "Related Party") (i) has outstanding any indebtedness, liabilities or other similar obligations to the Company or any of its Subsidiaries other than indebtedness to any individual in excess of $10,000 in connection with expense advances and similar arrangements, (ii) to the knowledge of the Company, owns any direct or indirect interest of any kind in (excepting less than 1% stock holdings in securities of publicly traded companies), or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any Person which is (A) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (B) engaged in a business related to the business of the Company or any of its Subsidiaries, or (C) participated in any transaction to which the Company or any of its Subsidiaries is a party; or (iii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its Subsidiaries.

Section 3.19 Obligations to Former Owners. Section 3.19 of the Disclosure Schedule sets forth a true, accurate and complete list of each obligation (as of the date hereof) of the Company or any of its Subsidiaries to any former owner of any of the Subsidiaries (or any Affiliate of any former owner) arising out of the acquisition by the Company of such Subsidiary.

Section 3.20 Guarantees. Except as set forth in Section 3.20 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any Person other than the Company or another Subsidiary.

Section 3.21 Bank Accounts. Section 3.21 of the Disclosure Schedule sets forth a true, accurate and complete list of the names and locations of each bank or other financial institution at which the Company or any of its Subsidiaries has an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all persons, if any, now holding powers of attorney or comparable delegation or authority from the Company or such Subsidiary and a summary statement thereof.

Section 3.22 Other Agreements. Neither the Company nor any of its Subsidiaries or Affiliates is a party to any contract, arrangement, agreement or understanding providing for the sale or other disposition of any material assets of the Company or any of its Subsidiaries or for the sale or disposition of any Company Common Stock or Company Preferred Stock other than (a) this Agreement and the transactions contemplated hereby, (b) transactions involving the purchase and sale of investment assets entered into in the ordinary course of business, or (c) outstanding options, warrants and convertible preferred stock referred to in Article II.

Section 3.23 Powers of Attorney. Except as set forth in Section 3.23 of the Disclosure Schedule, there are no outstanding powers of attorney executed by or on behalf of the Company or any of its Subsidiaries.

Section 3.24 Investment Company Act; Investment Advisers Act. (a) Neither the Company nor any of its Subsidiaries is an "investment company" nor is either of the Company or any of its Subsidiaries directly or indirectly controlled by or acting on behalf of any Person which is an "investment company," as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

(b) Neither the Company nor any of its Subsidiaries is an "investment adviser" nor is either the Company or any of its Subsidiaries directly or indirectly controlled by or acting on behalf of any Person which is an "investment adviser," as defined in the Investment Company Act.

Section 3.25 Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has by the requisite vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders of the Company and has approved the same, (ii) resolved to recommend, subject to the board's fiduciary duties, that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein and (iii) resolved to call a special meeting of the shareholders of the Company to approve the Merger.

Section 3.26 Required Vote by Company Shareholders. The affirmative vote of the holders of two-thirds of the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, voting together as a single class, are the only votes of any class of capital stock of the Company required by the NCBCA, the Articles of Incorporation or the Bylaws of the Company to adopt and approve this Agreement, the Merger and the other transactions contemplated hereby.

Section 3.27 Brokers. Except for Bear, Stearns & Co. Inc. ("Bear Stearns") and Keefe, Bruyette & Woods, Inc. ("KBW"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company is solely responsible for the fees and expenses of Bear Stearns and KBW. Section 3.27 of the Disclosure Schedule sets forth an estimate of all expenses to be incurred by the Company in connection with the consummation of the transactions contemplated in this Agreement.

Section 3.28 Insurance Ratings. As of the date hereof, the Company has no reason to believe that any rating presently held by the Company or any of its Insurance Subsidiaries is likely to be modified, qualified, lowered or placed under surveillance for a possible downgrade for any reason other than as a result of the transactions contemplated hereby.

Section 3.29 Insurance Policies. Section 3.29 of the Disclosure Schedule sets forth a true, accurate and complete list of all policies of fire, liability, life, and employee health, environmental, worker's compensation and other forms of insurance currently held and maintained by the Company and each of its Subsidiaries (other than those disclosed pursuant to Disclosure Schedule 3.8(b)), specifying the insurer, the amount of coverage and the type of insurance under each such policy. None of such policies is in default. Each of such policies is in full force and effect and all premium payments are current or accruals therefor provided. No written notice of cancellation or termination has been received by the Company or such Subsidiary with respect to any such policy. Coverage for the Company and their Subsidiaries under all such policies will not expire prior to the Closing Date and will not terminate as a result of the transactions contemplated hereby. Such policies are sufficient for compliance with all applicable laws, where necessary. Except as set forth in
Section 3.29 of the Disclosure Schedule, and except with respect to reinsurance treaties, neither the Company nor any of its Subsidiaries during the last five years, or in the case of each Subsidiary, such shorter period of time that the Company has owned and controlled such Subsidiary, (i) has been refused any insurance with respect to its assets or operations, nor has any such coverage been restricted to less than the requested scope or amount by the relevant carrier, or (ii) has filed any bonding claims against the issuers of the policies set forth in Section 3.29 of the Disclosure Schedule. A copy of each such policy has been delivered or made available to Parent.

Section 3.30 Sufficiency of Assets. Except as set forth in Section 3.30 of the Disclosure Schedule, (1) the personal, real, intellectual and other assets (including, without limitation, rights under any Contracts to which a Subsidiary is a party) that are owned, leased or licensed by any Subsidiary constitute all of the properties, assets and rights necessary to operate the business of the Company in all material respects as currently conducted; and (2) the business of the Company is currently conducted in all respects through the Subsidiaries.

Section 3.31 Accuracy of Statements. This Agreement, the Disclosure Schedule, the documents, schedules, disclosures and statements made by or on behalf of the Company to Parent in connection with the consummation of the Merger, taken as a whole, do not contain any untrue statement of a material fact with respect to the Company and the Subsidiaries or omit to state a material fact necessary to make the statements regarding the Company and the Subsidiaries, in light of the circumstances in which they are made, not misleading.

ARTICLE IV.       REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

Parent and Merger Subsidiary, jointly and severally, represent and warrant to the Company that the statements contained in this Article IV are true and correct.

Section 4.1 Organization. Argonaut Insurance Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, Argonaut Midwest Insurance Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois, and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Each of Parent and Merger Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed would not be reasonably expected to have a material adverse effect on the business, assets, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, or materially impair or delay the consummation of the transactions contemplated by this Agreement. Argonaut Insurance Company and Argonaut Midwest Insurance Company have previously delivered or made available to the Company complete and correct copies of their respective articles of incorporation and bylaws or correlative documents and the articles of incorporation and bylaws of Merger Subsidiary, in each case as currently in effect.

Section 4.2 Authorization; Validity of Agreement. Each of Parent and Merger Subsidiary has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by each of Parent and Merger Subsidiary of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Parent and Merger Subsidiary, and by Argonaut Insurance Company and Argonaut Midwest Insurance Company as the only shareholders of Merger Subsidiary and no other corporate proceedings on the part of Parent or Merger Subsidiary are necessary to authorize the execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Subsidiary and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of each of Parent and Merger Subsidiary, enforceable against each of them in accordance with its terms, except as such enforcement may be subject to or limited by (a) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (b) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Section 4.3 No Violations; Approvals. (a) Neither the execution and delivery of this Agreement by Parent and Merger Subsidiary nor the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby will (i) violate any provision of the respective articles of incorporation or bylaws of Parent or Merger Subsidiary, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets; except in the case of clauses (ii) and (iii) for violations, breaches or defaults which would not be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, or materially impair or delay the consummation of the transactions contemplated by this Agreement.

(b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement by Parent and Merger Subsidiary or the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby, except (i) applicable requirements under Competition Laws, (ii) the filing of the Articles of Merger with the Secretary of State of the State of North Carolina, (iii) filing with and approval of the Insurance Commissioner from the State of California, (iv) filing with and approval of the Insurance Commissioner from the State of Illinois, (v) filings with and approval of the Insurance Commissioners, Directors or Superintendents, as the case may be, identified in Section 3.4(b) of the Disclosure Schedule, and (vi) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, or materially impair or delay the consummation of the transactions contemplated by this Agreement.

Section 4.4 Financing. Parent and Merger Subsidiary have sufficient funds available (either through internal sources or through existing credit arrangements) to pay the Common Stock Merger Consideration and Preferred Stock Merger Consideration for each issued and outstanding share of Company Common Stock and Company Preferred Stock, respectively, as of the Effective Time and all payments potentially required under Section 2.3 and to perform their obligations hereunder and the obligations of the Surviving Corporation and its Subsidiaries following the Effective Time, including the Company's obligations under its outstanding indebtedness.

Section 4.5 Beneficial Ownership of Shares. None of Parent, Merger Subsidiary or any of their respective affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) or will beneficially own as of the Effective Time or the Closing Date any outstanding shares of Company Common Stock, any securities convertible into or exchangeable for Company Common Stock or any outstanding shares of Company Preferred Stock as of the date of this Agreement.

Section 4.6 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the actual knowledge of Parent, threatened against Parent or any of its Subsidiaries which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken by Parent or Merger Subsidiary in connection with this Agreement or which would individually or in the aggregate be reasonably expected to have a material adverse effect on Parent's ability timely to perform its obligations hereunder or to consummate the transactions contemplated hereby.

Section 4.7 Brokers. Except for Merrill Lynch & Co. ("Merrill Lynch"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent and Merger Subsidiary. Parent and Merger Subsidiary are solely responsible for the fees and expenses of Merrill Lynch.

ARTICLE V.        COVENANTS

Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, except as (i) contemplated by this Agreement or set forth in Section 5.1 of the Disclosure Schedule, (ii) required by applicable law, by any contracts or agreements of the Company disclosed in Section 3.14 of the Disclosure Schedule or by any Plan or Employee Agreement disclosed in Section 3.8(a) of the Disclosure Schedule or (iii) agreed to in writing by Parent or Merger Subsidiary, after the date hereof and prior to the Effective Time:

(a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary course consistent with past practices and, to the extent consistent therewith, the Company shall use its reasonable efforts to preserve its business organization and the business organization of its Subsidiaries intact and maintain existing relations with customers, suppliers, employees and creditors;

(b)      the Company shall not amend its Articles of Incorporation or Bylaws;

(c) neither the Company nor its Subsidiaries shall (i) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends payable by Subsidiaries to the Company or payable from one Subsidiary to another Subsidiary; and neither the Company nor its Subsidiaries shall (ii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries other than issuances of shares of Company Common Stock pursuant to securities, options, warrants, calls, commitments or rights existing at the date hereof and disclosed to Parent or Merger Subsidiary (including as disclosed in the Company Financial Documents); (iii) incur any long-term indebtedness or incur short-term indebtedness other than under credit facilities existing on the date hereof and other than financing and other equipment leases entered into in the ordinary course of business; (iv) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock; or (v) other than in the ordinary course of business and other than transactions among the Company and its Subsidiaries or among Subsidiaries, make loans or advances or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity; provided that the Company shall have the right (A) to pay at or prior to the Closing all accrued and unpaid dividends on outstanding shares of Company Preferred Stock as of the Closing Date to the extent such dividends have not been waived in writing by the holder of any such shares prior to the Closing Date and (B) to distribute to all shareholders, option holders and warrant holders interests in FRINC, LLC;

(d) neither the Company nor its Subsidiaries shall (i) except for normal increases in the ordinary course of business and fiscal year-end and discretionary bonuses consistent with past practice or to reflect promotions, grant any material increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or director; (ii) adopt, amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable to any officer or director of the Company or any of its Subsidiaries under any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock appreciation right, restricted stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into or amend in any material respect any existing employment or severance agreement with, or, except in accordance with the existing written policies of the Company or existing contracts or agreements, grant any severance or termination pay to any officer or director of the Company or any of its Subsidiaries;

(e) neither the Company nor its Subsidiaries shall (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or a substantial portion of the assets of, or by any other manner, any Person or business (other than inventory and other items in the ordinary course of business); or (ii) enter into any agreement with respect to any liquidation or disposition involving any Subsidiary, or any acquisition or disposition of all or substantially all of its assets or securities of any of the Subsidiaries;

(f) neither the Company nor its Subsidiaries shall change the accounting principles used by it unless required by GAAP or SAP or as a result of changes in GAAP or SAP;

(g) the Company shall not acquire, transfer, sell, lease, pledge or encumber any assets material to any Subsidiary, other than such acquisitions, transfers, sales, leases, pledges or encumbrances in the ordinary course of business of the Company or such Subsidiary and except for transactions involving investment assets;

(h) except pursuant to Section 5.2, the Company shall not enter into an agreement with respect to the disposition of a material amount of assets of any Subsidiary, or any release or relinquishment of any material contract rights of any Subsidiary, other than any such agreements, releases or relinquishments entered into in the ordinary course of business of the Company or any Subsidiary and except for transactions involving investment assets;

(i) the Company shall not permit any Subsidiary to enter into any new material Contract (including, without limitation, any new Contract that would fit within the definition of Material Contract if in effect on the date hereof) or terminate, amend, modify or waive compliance of any provision in any respect adverse to any of the Subsidiaries in any existing Material Contract, other than such Contracts entered into, terminated, amended or modified in the ordinary course of business and any renewals or extensions of any Contracts existing on the date hereof;

(j) neither the Company nor any of its Subsidiaries shall make or change any Tax election, release, assign, settle or compromise any material Tax liability, or waive any statute of limitations for any Tax claim or assessment unless required by any changes in tax laws or regulations;

(k) the Company shall not change any Subsidiary's reserving methods or pricing and sales practices other than in the ordinary course of business of the Company or such Subsidiary; and

(l) neither the Company nor its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing.

Section 5.2 Acquisition Proposals. (a) The Company agrees that, except as expressly contemplated by this Agreement, neither it nor any of its Subsidiaries nor any of the officers or directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, investment bankers, attorneys, accountants, financial advisors, agents or other representative not to, (i) initiate or solicit the making of any Acquisition Proposal (as hereafter defined) or (ii) except as permitted below, engage in negotiations or discussions with, or furnish any information or data to, any third party relating to an Acquisition Proposal (other than the transactions contemplated by this Agreement). Notwithstanding anything to the contrary contained in this Agreement, the Company and its Board (i) may participate in negotiations or discussions (including, as a part thereof, making any counterproposal) with or furnish information or data to any third party if either (A) the Board determines in good faith that such third party is reasonably likely to submit to the Company an Acquisition Proposal which would be a Superior Proposal (as hereafter defined) or (B) the Board determines in good faith, after consultation with its counsel, that the failure to participate in such negotiations or discussions or to furnish such information or data may constitute a breach of the Board's fiduciary duties under applicable law and
(ii) shall be permitted to (x) take and disclose to the Company's shareholders a position with respect to the Merger or another Acquisition Proposal (including a Superior Proposal), or amend or withdraw such position or (y) make such other disclosure to the Company's shareholders if the Board determines in good faith, after consultation with its counsel, that the failure to make such disclosure may constitute a breach of the Board's fiduciary duties or otherwise violate applicable law.

(b) The Company shall promptly advise Parent in writing of the receipt of any inquiries or proposals relating to an Acquisition Proposal and any actions taken pursuant to subparagraph (a) above unless the Board determines in good faith, after consultation with its counsel, that taking such action may constitute a breach of the fiduciary duties of the Board.

(c) For purposes of this Agreement, (i) "Acquisition Proposal" shall mean any proposal or offer to enter into any (1) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, (2) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, and (3) merger, consolidation or other business combination, sale of shares of capital stock, tender offer, or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement and (ii) the term "Superior Proposal" shall mean any bona fide Acquisition Proposal made by a third party on terms and conditions which the Board determines in its good faith judgment to be more favorable than the transactions contemplated hereby.

Section 5.3 Access to Information. From the date of this Agreement until the Effective Time, upon reasonable notice, the Company shall afford to Parent and its authorized representatives reasonable access during normal business hours to all of its books and records and, during such period, the Company shall furnish promptly to Parent such other information used in the operation of its business as Parent may reasonably request and the provision of which is not inconsistent with applicable laws or agreements. Parent and its authorized representatives will conduct all such inspections in a manner which will minimize any disruptions of the business and operations of the Company and its Subsidiaries. Until the Effective Time, Parent and Merger Subsidiary will hold any such information in accordance with the provisions of the confidentiality agreement between the Company and Parent, dated as of January 25, 2001 (the "Confidentiality Agreement"), and will cause such information to be so held by their Representatives (as defined in the Confidentiality Agreement). Upon a termination of this Agreement pursuant to Section 7.1, Parent, Merger Subsidiary and their respective Representatives shall return (and hold confidential) all information provided pursuant to this Section 5.3 and all other Evaluation
Material (as defined in the Confidentiality Agreement) pursuant to the procedures set forth in the Confidentiality Agreement.

Section 5.4 Further Action; Best Efforts; Company Common Stock Purchases. (a) Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using best efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary authorizations, consents and approvals, and to effect all necessary registrations and filings, including filings with and approval of the Insurance Commissioners, Directors or Superintendents, as the case may be, of the jurisdictions listed on Section 3.4(b) of the Disclosure Schedule. Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing and will provide the other parties with copies of all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the parties shall take or cause to be taken all such necessary action.

(b) Parent and the Company shall use their respective best efforts to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and, to the extent applicable, the laws of any foreign nations with similar purpose, and any related governmental request thereunder, (ii) the applicable Insurance Laws and (iii) any other applicable law (provided that nothing herein stated shall require the Company to take or cause to be taken any action, or to do or cause to be done any things, which the Board, in the exercise of its fiduciary duties, determines, in good faith after consultation with its legal advisors, should not be taken or done). The Company, Parent and Merger Subsidiary shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, consult with the non-filing party regarding additions, deletions or changes suggested by the non-filing party in connection therewith. Parent, Merger Subsidiary and the Company shall use their respective best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the laws, rules, guidelines or regulations of any Governmental Entity. Without limiting the foregoing, the Company and Parent shall file Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and all other requisite documents and notifications with any other antitrust or cartel authority having jurisdiction over the transactions contemplated hereby as soon as practicable and shall use best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation; and Parent and Merger Subsidiary shall use their best efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorization relating to any Competition Law that is required for the consummation of the transactions contemplated by this Agreement, which efforts shall include the proffer by Parent and Merger Subsidiary of their willingness to accept an order providing for the divestiture by Parent and Merger Subsidiary of such of the assets of the Company (or, in lieu thereof, assets and businesses of Parent or its Subsidiaries), as are necessary for Parent and Merger Subsidiary fully to consummate the transactions contemplated by this Agreement, and an offer to hold separate such assets and businesses pending such divestiture. For purposes of this Agreement, "Competition Laws" shall mean statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and includes the HSR Act and, to the extent applicable, laws of any foreign nations with similar purpose.

(c) Parent and Merger Subsidiary will not purchase or otherwise become a beneficial owner of any shares of Company Common Stock, any securities convertible into or exchangeable for Company Common Stock or any shares of Company Preferred Stock without the prior written consent of the Board, which consent may be given or withheld for any or no reason, and each of Parent and Merger Subsidiary agrees that any such purchase may be subject to such conditions and limitations as the Board deems appropriate.

Section 5.5 Shareholders' Meeting; Proxy Statement. (a) The Company shall, as soon as practicable following the date of this Agreement, duly call, convene and hold a meeting of its shareholders (the "Company Shareholders' Meeting") for the purpose of obtaining the approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company entitled to vote thereon. The Board will, to the extent consistent with its fiduciary obligations, (i) recommend to the shareholders of the Company the adoption and approval of this Agreement and the transactions contemplated hereby and (ii) use its reasonable best efforts to obtain the necessary approvals by the shareholders of the Company of this Agreement and the transactions contemplated hereby. At the Company Shareholders' Meeting, all of the Company Common Stock then owned by Parent, Merger Subsidiary or any other subsidiary of Parent shall be voted in favor of adoption of the Agreement and to approve the Merger (subject to applicable law).

(b) The Company shall prepare, and Parent and Merger Subsidiary shall cooperate with the Company in such preparation, a Proxy Statement (the "Proxy Statement") and cause the Proxy Statement to be mailed to its shareholders. Parent agrees that it will provide the Company with all information concerning Parent or Merger Subsidiary necessary or appropriate to be included in the Proxy Statement. The Company represents and warrants that the Proxy Statement (and any amendment thereof or supplement thereto) at the date mailed to Company shareholders and at the time of the Company Shareholders' Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; except that no representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied by Parent or the Merger Subsidiary for inclusion in the Proxy Statement. Each of Parent and Merger Subsidiary represents and warrants that none of the information supplied by Parent or Merger Subsidiary for inclusion in the Proxy Statement (including any amendments or supplements thereto) will, at the date mailed to shareholders and at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the fiduciary obligations of the Board under applicable law, the Company shall include in the Proxy Statement the recommendation of the Board that shareholders of the Company vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

Section 5.6 Voting Agreements; Proxies. Concurrently with the execution of this Agreement, each director of the Company who holds Company Common Stock is entering into a Voting Agreement ("Voting Agreement") with Parent pursuant to which such director agrees to vote all of his shares of Company Common Stock to approve this Agreement and the Merger and the other transactions contemplated by this Agreement, and grants Parent an irrevocable proxy to so vote such director's shares of Company Common Stock, in the form of Exhibit A attached hereto.

Section 5.7       Employee Benefits.  Parent and Merger Subsidiary hereby:

     (i) agree to assume, honor and maintain without any amendment thereto, and cause the Surviving Corporation to assume, honor and maintain without any amendment thereto, for a period of one year immediately following the Effective Time, each Employee Benefit Plan and Employee Agreement identified in Section 3.8(a) of the Disclosure Schedule for the benefit of the employees of the Company and its Subsidiaries, and to make required payments when due under each such Employee Benefit Plan and Employee Agreement;

     (ii) acknowledge that for purposes of the Employee Benefit Plans and Employee Agreements identified in Section 3.8(a) of the Disclosure Schedule, the consummation of the Merger will constitute a "Change in Control" of the Company (as that term is defined in each such Employee Benefit Plan or Employee Agreement).

Section 5.8 Directors' and Officers' Insurance and Indemnification.
(a) The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in Article III of the Company's Articles of Incorporation and Article IX of the Company's Bylaws on the date of this Agreement and shall provide for indemnification to the fullest extent permitted by and in accordance with the NCBCA, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time (provided that in the event any claim is asserted or made within such six year period, all rights to indemnification in respect of any such claim shall continue until final disposition of any such claim) in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

(b) Each of Parent and Argonaut Group, Inc. agree that at all times after the Effective Time it shall, and shall cause the Surviving Corporation and its Subsidiaries to, indemnify each person who is now, or has been at any time prior to the date hereof, an employee, agent, director or officer of the Company or of any of the Company's Subsidiaries (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the full extent permitted by applicable law, with respect to any claim, liability, loss, damage, cost or expense, whenever asserted or claimed, based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. Parent and Argonaut Group, Inc. shall, and shall cause the Surviving Corporation to, maintain in effect for not less than six years after the Effective Time policies of directors' and officers' liability insurance equivalent in all material respects to those maintained by or on behalf of the Company and its Subsidiaries on the date hereof (and having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; and Parent and Argonaut Group, Inc., jointly and severally, in addition to the indemnification provided above in this Section 5.8, shall indemnify the Indemnified Parties for the balance of such insurance coverage on the same terms and conditions as though Parent were the insurer under those policies.

Section 5.9 Publicity. Neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or make any public statements with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange in which case, the party proposing to issue such press release or make such public statement shall use all reasonable efforts to consult with the other party before issuing such press release or making such public statement.

Section 5.10 Privacy Policy and Privacy Mailing. The Company shall comply with all privacy requirements as prescribed by the Gramm-Leach-Bliley Act, 5 U.S.C. ss.6801 et seq., and the rules and regulations thereunder.
                                        -- ---

ARTICLE VI.       CONDITIONS

Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of two-thirds of the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, voting together as a single class.

(b) The obligations of the parties hereunder are expressly subject to the approvals of the Insurance Commissioners of the States of California and Illinois and of the Insurance Commissioners, Directors or Superintendents, as the case may be, of the Insurance Departments of the jurisdictions listed on
Section 3.4(b) of the Disclosure Schedule.

(c) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger and there shall be no suit, action or proceeding by a Governmental Entity seeking to restrain, enjoin or prohibit the Merger; provided, however, that this condition may not be asserted by a party to this Agreement if such party shall have failed to use its best efforts to prevent the entry of any such injunction or other order and to appeal any injunction or other order that may be entered.

(d) Other than filing the Articles of Merger in accordance with the NCBCA, all authorizations, consents and approvals of all Governmental Entities required to be obtained prior to consummation of the Merger shall have been obtained, except for such authorizations, consents and approvals the failure of which to be obtained would not be reasonably likely to have a Material Adverse Effect.

(e) Any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated.

Section 6.2 Conditions to the Company's Obligation to Effect the Merger. The obligation of the Company to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of the following additional conditions, unless waived by the Company:

(a) The representations and warranties of Parent set forth in the Agreement (i) to the extent qualified by materiality shall be true and correct, and (ii) to the extent not qualified by materiality shall be true and correct, except that this clause (ii) of this condition shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate materially adversely affect Parent or this Agreement, in each of clauses (i) and (ii) at and as of the Effective Time as if made at and as of the Effective Time (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date); and the Company shall have received a certificate signed on behalf of Parent by one of its executive officers to such effect.

(b) Parent shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by the Parent.

(c) Each of Argonaut Insurance Company and Argonaut Midwest Insurance Corp. shall have delivered to the Company a certificate, dated the Closing Date and signed by a duly authorized officer, to the effect that each of the conditions specified in clauses (a) and (b) of this Section 6.2 is satisfied in all respects.

(d) The Company shall have received an opinion from Mayer, Brown & Platt, counsel to the Parent, with respect to the due authorization and execution and enforceability of this Agreement.

(e) Parent and Escrow Agent shall have executed the Escrow Agreement.

Section 6.3 Conditions to Parent's and Merger Subsidiary's Obligation to Effect the Merger. The obligation of Parent and Merger Subsidiary to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of the following additional conditions, unless waived by Parent or Merger Subsidiary:

(a) The representations and warranties of the Company set forth in the Agreement
(i) to the extent qualified by a Material Adverse Effect shall be true and correct, and (ii) to the extent not qualified by a Material Adverse Effect shall be true and correct, except that this clause (ii) of this condition shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a Material Adverse Effect, in each of clauses (i) and (ii) at and as of the Effective Time as if made at and as of the Effective Time (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date); and Parent shall have received a certificate signed on behalf of the Company by one of its executive officers to such effect.

(b) The Company shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by the Company.

(c) None of the options, warrants and rights referred to in Section 2.3 shall remain outstanding after the Effective Time, no more than 3% of the outstanding Company Common Stock will be subject to appraisal under Section 55-13-21 of the NCBCA, and none of the Company Preferred Stock will be subject to appraisal under Section 55-13-21 of the NCBCA.

(d) Except as disclosed in the Disclosure Schedule or in the Company Financial Documents filed prior to the date of this Agreement, since December 31, 2000, there shall not have occurred any change, circumstance or event, concerning the Company or any of the Company's Subsidiaries, that has had or would be reasonably expected to have a Material Adverse Effect and Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by one of its executive officers to such effect.

(e) The Book Value of the Company as of the Closing Date, prior to deducting any expenses accrued or incurred in connection with or arising out of the transactions contemplated in this Agreement, shall be no less than $98,500,000, and the Company shall have delivered to Parent a certificate signed on behalf of the Company by one of its executive officers to such effect. "Book Value" means the consolidated stockholders' equity of the Company, calculated in conformity with GAAP and consistent with past accounting and actuarial practices, but before adjustments on account of unrealized gains and losses required by FASB 115.

(f) The Company shall have delivered to the Parent a certificate, dated the Closing Date and signed by a duly authorized officer, to the effect that each of the conditions specified in clauses (a), (b) and (c) of this Section 6.3 is satisfied in all respects.

(g) The Company shall have delivered to Parent a Certificate of Non-Foreign Status duly executed by an officer of the Company in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treas. Reg.ss.1.1445-2(c)(3).

(h) The Parent shall have received opinions from Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, and from Brooks, Pierce, McLendan, Humphry & Leonard, special North Carolina counsel to the Company, as to due authorization and execution and enforceability of this Agreement.

(i) The Shareholder Representatives and the Escrow Agent shall have executed the Escrow Agreement.

ARTICLE VII.      TERMINATION

Section 7.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after shareholder approval thereof:

(a) by the mutual written consent of the Board of Directors of each of Argonaut Insurance Company and Argonaut Midwest Insurance Corp. and the Board of Directors of the Company;

(b) by either the Company or Parent if: (i) the Merger has not been consummated on or prior to October 7, 2001, or such other date, if any, as Parent and the Company shall agree upon (the "Termination Date") (provided that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date); or (ii) if the shareholders of the Company fail to approve and adopt this Agreement at the Company Shareholders' Meeting (including any postponement or adjournment thereof), provided, however that Parent may not terminate this Agreement pursuant to this Section 7.1(b)(ii) if Parent shall have materially breached this Agreement; or (iii) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement pursuant to Section 5.2(a); or (iv) any Governmental Entity shall have issued a statute, order, decree or regulation or taken any other action (which statute, order, decree, regulation or other action the parties hereto shall have used their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Merger or making the Merger illegal and such statute, order, decree, regulation or other action shall have become final and nonappealable;

(c) by the Company in order to execute a definitive agreement relating to an Acquisition Proposal which is a Superior Proposal;

(d) by the Company upon a breach of any representation or warranty or material covenant or agreement on the part of the Parent set forth in this Agreement, or if any representation or warranty of the Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) and Section 6.2(b) would not be satisfied (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by the Parent prior to the Closing Date through the exercise of its commercially reasonable efforts and for so long as the Parent continues to exercise such commercially reasonable efforts, the Company may not terminate this Agreement under this Section 7.1(d) prior to the Termination Date; or

(e) by the Parent upon a breach of any representation or warranty or material covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company prior to the Closing Date through the exercise of its commercially reasonable efforts and for so long as the Company continues to exercise such commercially reasonable efforts, the Parent may not terminate this Agreement under this
Section 7.1(e) prior to the Termination Date.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, Merger Subsidiary or the Company except (a) to the extent such termination results from the material breach by a party of any of its representations and warranties, covenants or agreements set forth in this Agreement, (b) as set forth in Section
7.3 hereof and (c) with respect to compliance with the Confidentiality Agreement and the obligation to return or hold Evaluation Material pursuant to the procedures set forth therein and in Section 5.3.

Section 7.3 Fees and Expenses. (a) Except as otherwise contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

(b)      If this Agreement is terminated:

(i) by Parent pursuant to Section 7.1(b)(ii) or 7.1(b)(iii) and at the time of the termination a third party shall have made, and not revoked, a bona fide Acquisition Proposal which is a Superior Proposal and such Acquisition Proposal is consummated prior to the first anniversary of such termination; or

(ii)     by the Company pursuant to Section 7.1(b)(iii) or 7.1(c)

then in any such case described in clauses (i) or (ii), provided that each of Parent and Merger Subsidiary is not then in material breach of any representation, warranty, covenant or other agreement pertaining to them contained herein (after having been notified by the Company of such breach and given at least a 30 day opportunity to cure the same), the Company shall pay to Parent liquidated damages in an amount equal to $4,950,000 (the "Liquidated Damage Amount"). Upon payment by the Company of the Liquidated Damage Amount the Company shall be fully released and discharged from any liability or obligation resulting from or under this Agreement.

(c) In no event shall more than one Liquidated Damage Amount be payable under this Section 7.3.

(d) All payments made pursuant to Section 7.3(b) shall be made by wire transfer of immediately available funds to an account designated by Parent. In the event of a termination of this Agreement by the Company pursuant to Section 7.1(b)(iii) or 7.1(c), such amount shall be paid no later than one business day following such termination. In the event of a termination of this Agreement by Parent pursuant to Section 7.1(b)(ii) or 7.1(b)(iii), pursuant to which Liquidated Damages became payable under Section 7.3(b)(i), such amount shall be paid prior to the consummation of the relevant Acquisition Proposal.

(e) If this  Agreement is  terminated  by the Company or the Parent  pursuant to
Section 7.1(d) or 7.1(e), as the case may be, then the party terminating this Agreement shall be entitled to an amount equal to $4,950,000 (the "Breach Amount"). Upon payment of the Breach Amount, the Parent, Merger Subsidiary or the Company, as the case may be, shall be fully released and discharged from any liability or obligation resulting from or under this Agreement.

(f)  This  Section  7.3  shall  survive  any   termination   of  this  Agreement
indefinitely.

ARTICLE VIII.     HOLDBACK

Section 8.1 Merger Consideration Holdback. In order to ensure that the representations, warranties and covenants made by the Company under this Agreement are not breached and in order to provide for an exclusive source of recovery by Argonaut Group, Inc., Parent and the Surviving Corporation in the event of such a breach, the Company agrees that $8,000,000 (the "Holdback") shall be deposited in an interest-bearing escrow account (the Holdback, together with any additional monies received by the Escrow Agent, as hereinafter defined, for inclusion in such account and any interest earned thereon, the "Escrow Fund") pursuant to the terms and conditions of an Escrow Agreement, substantially in the form of Exhibit B hereto (the "Escrow Agreement"), dated as of the Closing Date, among the Shareholder Representatives, Parent and an escrow agent mutually agreed to by the Company and Parent (the "Escrow Agent"). If the parties do not mutually agree otherwise, the Escrow Agent shall be Harris Bank. The Holdback shall be deposited with the Escrow Agent concurrently with the payment of the Payment Fund (less the Holdback) to the Paying Agent pursuant to
Section 2.2. The Escrow Fund shall be invested as provided in the Escrow Agreement, and the Escrow Fund shall not be used for any purpose except as expressly provided in this Agreement and the Escrow Agreement.

Section 8.2 Recoverable Amounts. (a) Subject to the provisions hereof, Parent and Surviving Corporation shall be entitled to recover from the Escrow Fund any liability, loss, damage, cost or other expense incurred, or required to be recognized, by Argonaut Group, Inc., Parent, the Surviving Corporation or any of its Subsidiaries (collectively, "Recoverable Amounts") arising out of any breach by the Company of any representation, warranty or covenant of the Company set forth in this Agreement, provided that none of Argonaut Group, Inc., Parent or Surviving Corporation shall be entitled to be paid any amounts under this
Section 8.2 other than on account of Qualifying Claims. For purposes of this Agreement, a "Qualifying Claim" shall mean (i) a claim for recovery out of the Escrow Fund, (ii) arising out of or as a result of a single breach by the Company of a representation, warranty or covenant, (iii) submitted prior to the first anniversary of the Closing Date and (iv) which results in Recoverable Amounts in excess of $3,000,000. Subject to the provisions hereof, the Escrow Agent shall only be obligated to pay, and Argonaut Group, Inc., Parent and the Surviving Corporation shall only be entitled to recover, (1) the full amount of each Qualifying Claim, net of Claims Recoveries (as defined in Section 8.2(d)(iv)) actually received by any of them (and not merely recognized in accordance with GAAP or any other applicable reporting requirement) at the time such Qualifying Claim is otherwise payable hereunder, and (2) such net amount to the extent that any liability, loss, damage, cost or other expense is actually incurred (and not merely recognized in accordance with GAAP or any other applicable reporting requirement) by Argonaut Group, Inc., Parent, the Surviving Corporation or any of its Subsidiaries, as the case may be. The parties hereto acknowledge that even if a claim at any time qualifies as a Qualifying Claim hereunder (and even if the Shareholder Representatives have conceded the same for purposes of Section 8.2(f)), no payment from the Escrow Fund shall be made in respect of such Qualifying Claim unless, at the time payment is otherwise to be made hereunder, the amount to be paid on account of such Qualifying Claim (without considering Claim Recoveries) in fact exceeds $3,000,000. As among Argonaut Insurance Company, Argonaut Midwest Insurance Company and Surviving Corporation, the Escrow Agent shall allocate payments otherwise payable to them hereunder in such proportion as they, in their discretion, shall direct.

(b) In order to assert a claim under this Section 8.2, as soon as reasonably possible after Parent obtains knowledge of a claim but in any event not later than the first anniversary of the Closing Date, Parent shall give written notice (a "Claim Notice") to the Shareholder Representatives appointed pursuant to
Section 8.4, with a copy to the Escrow Agent, of such claim, which Claim Notice shall set forth the facts and circumstances giving rise to such claim, the amount of Recoverable Amounts asserted with respect thereto, and the basis for concluding that such claim is a Qualifying Claim. Upon and after becoming aware of any event which could reasonably be expected to give rise to any claim hereunder, Parent and the Surviving Corporation shall diligently pursue all commercially reasonable alternative sources of recovery for such claim, including but not limited to any applicable insurance policies, indemnifications or any other third party arrangements which would offset or recoup such Recoverable Amounts.

(c) Promptly following delivery of any Claim Notice with respect to a claim, Parent and the Shareholder Representatives shall act in good faith as expeditiously as possible to resolve such claim. In the event that any such claim is not resolved by such parties within 30 days after delivery of such Claim Notice, such claim may, at the instance of either the Shareholder Representatives or Parent, be resolved by arbitration pursuant to the provisions of Section 9.10. In the event of any such arbitration, the Shareholder Representatives and Parent shall direct the Escrow Agent to record an amount of the Escrow Fund equal to the amount of such disputed claim as a sub-account of the Escrow Fund (a "Claims Reserve") until resolution of such claim. If multiple claims are disputed, the Shareholder Representatives and Parent shall direct the Escrow Agent to so record a sub-account for each individual claim, each with the appropriate Claims Reserve. The parties hereto acknowledge that aggregate Claims Reserves may exceed the amount of the Escrow Fund. Such Claims Reserves shall be released as follows:

(i) If any such arbitration results in a determination, finding, order or judgment of the arbitrators that the claim submitted is a Qualifying Claim, or the parties thereto otherwise settle such dispute in favor of Parent or the Surviving Corporation, Parent or the Surviving Corporation, as the case may be, shall be entitled to that amount of the associated Claims Reserve equal to (1) the amount awarded by the arbitrators, or such amount mutually agreed to by the parties thereto, as the case may be, plus (2) the amount of all reasonable legal fees and expenses incurred by Parent or the Surviving Corporation, as the case may be, in connection with such arbitration or such lesser amount as may be determined by the arbitrators pursuant to Section 9.10 or otherwise mutually agreed by the parties hereto, which fees and expenses shall be paid from the Escrow Fund as a whole (such amounts in clauses (1) and (2), together, "Claims Payments") plus (3) the earnings on that portion of the associated Claims Reserve that is so awarded or agreed upon pursuant to clause (1) above.

(ii) If any such arbitration does not result in a determination, finding, order or judgment of the arbitrators that the claim submitted is a Qualifying Claim and such arbitration is concluded on or prior to the first anniversary of the Closing Date, the associated Claims Reserve, together with any earnings thereon, shall be released from the associated sub-account and returned to the Escrow Fund and be available for inclusion in any Claims Reserves thereafter recorded and/or for distribution to the Paying Agent or as otherwise provided in this Agreement. In addition, in any such case, Parent or the Surviving Corporation, as the case may be, shall reimburse the Escrow Fund for all reasonable legal fees and expenses incurred by the Shareholder Representatives in connection with such arbitration or such lesser amount as may be determined by the arbitrators pursuant to Section 9.10.

(iii) If any such arbitration does not result in a determination, finding, order or judgment of the arbitrators that the claim submitted is a Qualifying Claim and such arbitration is concluded after the first anniversary of the Closing Date, such portion of the associated Claims Reserve, together with any earnings thereon, shall be released (1) to the Escrow Agent in an amount equal to the aggregate amount by which any remaining Claims Reserves exceed the amount of the Escrow Fund, and (2) to the Paying Agent in an amount equal to the excess thereof, which amount shall be distributed pursuant to Section 2.2. In addition, in any such case of a release of fund to the Paying Agent, Parent or the Surviving Corporation, as the case may be, shall pay to the Paying Agent for distribution pursuant to Section 2.2, an amount equal to all reasonable legal fees and expenses incurred by the Shareholder Representatives in connection with such arbitration, or such lesser amount as may be determined by the arbitrators pursuant to Section 9.10, plus the Yield Shortfall (as hereinafter defined), if any.
(d) For purposes of this Agreement, the following terms shall have the following meanings:

(i) "Guaranteed Yield" shall mean, with respect to each Escrow Release, interest accrued thereon at a rate of 8% per annum, calculated from the Closing Date to and including the date of such Escrow Release.

(ii) "Yield Shortfall" shall mean, with respect to each Escrow Release, that amount by which the Guaranteed Yield exceeds the amount of interest actually earned on such Escrow Release, calculated from the Closing Date to and including the date of such Escrow Release.

(iii) "Escrow Release" shall mean any release by the Escrow Agent to the Paying Agent out of the Escrow Fund including, without limitation, Claims Reserves or Claims Recoveries, but shall not include any legal fees and expenses paid from the Escrow Fund to the Shareholder Representatives pursuant to Section 8.4.

(iv) "Claims Recoveries" shall mean the total amount of any insurance, indemnity and any other offset or recovery actually received by Parent or the Surviving Corporation for any claim or Qualifying Claim excluding any Claims Payments.

(e) Notwithstanding anything herein to the contrary, in the event Parent or Surviving Corporation receives Claims Recoveries, (i) prior to the first anniversary of the Closing Date, then promptly after receipt thereof, Parent or the Surviving Corporation, as the case may be, shall pay to the Escrow Agent for deposit in the Escrow Fund an amount equal to such Claims Recoveries, provided that in the event that such payment is not made to the Escrow Agent, the amount of any Claims Payments thereafter made by the Escrow Agent to Parent or the Surviving Corporation, as the case may be, shall be reduced by an amount equal to such Claims Recoveries not so paid, and (ii) on or after the first anniversary of the Closing Date and prior to the fourth anniversary of the earliest date on which the balance in the Escrow Fund equals zero, then promptly after receipt thereof, Parent or the Surviving Corporation, as the case may be, shall pay to the Paying Agent for distribution pursuant to Section 2.2, an amount equal to such Claims Recoveries.

(f) Upon delivery of a Claim Notice asserting a Qualifying Claim based upon a claim made by third parties against the Surviving Corporation or any of the
Subsidiaries:

(i) If the balance of the Escrow Fund (exclusive of any amount in Claims Reserves for unrelated disputed claims) is less than 60% of the amount of the Recoverable Amount that is the subject of such Claim Notice, the Parent or Surviving Corporation, as the case may be, shall have the right to defend against such claim (including the selection of counsel and settlement of the claim), provided Parent or the Surviving Corporation, as the case may be, shall keep the Shareholder Representatives fully and completely informed of the status of the claim at all stages of the proceedings thereof, and further provided that the Shareholder Representatives may elect to revoke such authority to defend against such claim at any time that it reasonably appears that the balance in the Escrow Fund (exclusive of any amount in Claims Reserves for unrelated disputed claims) is equal to not less than 60% of such Recoverable Amount.

(ii) If (1) the balance of the Escrow Fund (exclusive of any amount in Claims Reserves for unrelated disputed claims) is equal to or greater than 60% of the amount of the Recoverable Amount that is the subject of such Claim Notice, and (2) the Shareholders Representatives have irrevocably conceded in writing that the third party claim is a Qualifying Claim, the Shareholder Representatives may elect to direct the defense of such claim (including the selection of counsel and settlement of the claim), provided the Shareholder Representatives shall keep Parent and the Surviving Corporation fully and completely informed of the status of the claim at all stages of the proceedings thereof, and further provided that Parent or the Surviving Corporation may elect to revoke such authority to defend against such claim at any time that it reasonably appears that the balance in the Escrow Fund (exclusive of any amount in Claims Reserves for unrelated disputed claims) is less than 60% of such Recoverable Amount.

(iii)Notwithstanding anything in the foregoing to the contrary, if at any time the balance of the Escrow Fund (including all amounts in Claims Reserves) is less than 60% of the aggregate of all Recoverable Amounts for all then pending Claim Notices, by written notice to the Shareholder Representatives, Parent and Surviving Corporation, in their sole discretion, may elect to revoke any authority of the Shareholder Representatives to defend any or all such claims of third parties and shall have the right to manage the defense of any claims thereafter arising.

In the case of clauses (i) and (ii) above, any counsel so retained by Parent or Surviving or by the Shareholder Representatives, as the case may be, shall acknowledge in writing to the other party hereto the limitation on the authority of Parent or the Surviving Corporation or of the Shareholder Representatives, as the case may be, under this Section 8.2(f).

(g) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that a Qualifying Claim otherwise payable to Parent or the Surviving Corporation shall be paid to the extent of the Escrow Fund even if any associated Claims Reserve is less than the amount thereof.

Section 8.3 Release of Escrow Fund. (a) In the event that on or prior to the first anniversary of the Closing Date, no Claim Notice has been given pursuant to the terms and conditions of Section 8.2, then on first anniversary of the Closing Date, or as soon as possible thereafter, (i) the Escrow Agent shall deliver to the Paying Agent the Escrow Fund (including, any interest earned on such monies deposited therein) and (ii) Parent or the Surviving Corporation shall deliver to the Paying Agent an amount equal to the Yield Shortfall.

(b) In the event that on or prior to the first anniversary of the Closing Date, one or more Claim Notices have been given pursuant to the terms and conditions of Section 8.2, then on the day after the first anniversary of the Closing Date, or as soon as possible thereafter, and from time to time thereafter, (i) the Escrow Agent shall deliver to the Paying Agent the Escrow Fund to the extent it exceeds the Claims Reserves that are then in existence (or which will be established as a result of a Claim Notice upon the direction of the Shareholder Representatives and Parent), including, any interest earned on such monies so delivered, and (ii) concurrently with such delivery to the Paying Agent, Parent or the Surviving Corporation shall deliver to the Paying Agent an amount equal to the Yield Shortfall with respect to such Escrow Release.

(c) The parties hereto further acknowledge and agree that the aggregate amount of all Yield Shortfall payments under this Article VIII shall in no event exceed an amount equal to the difference between (i) 8% per annum with respect to the particular Escrow Release, and (ii) the amount of interest actually earned on the aggregate balance of the Escrow Fund, calculated from the Closing Date to and including the date the balance in the Escrow Fund equals zero.

(d) Any monies released from the Escrow Fund to the Paying Agent pursuant hereto and the Escrow Agreement shall be distributed by the Paying Agent to the Holders in the same manner as the balance of the Initial Common Stock Merger Consideration and the Initial Preferred Stock Merger Consideration.

Section 8.4 Shareholder Representatives. Upon the approval of this Agreement and the Merger by the requisite vote of the holders of the Company Common Stock, each of Richard Wright, J. Adam Abram and Alan Colner (collectively, the "Shareholder Representatives" and each, a "Shareholder Representative") shall be irrevocably appointed to act as the representatives for the Holders with respect to all post-Closing matters requiring any action or decision by the Shareholder Representatives as provided in this Article VIII. The Shareholder Representatives are hereby authorized to take any and all such actions and make any decisions necessary or desirable in connection with the defense and/or settlement of any claims and the Escrow Agreement. In furtherance of the foregoing, the Shareholder Representatives may by written notice to the Escrow Agent, with a copy to Parent, request payment for or reimbursement of any and all reasonable legal fees and expenses paid or payable by any of the Shareholder Representatives in connection with any post-Closing matters requiring any action by the Shareholder Representatives as provided in this Article VIII including, without limitation, the defense and/or settlement of any claims and the Escrow Agreement, and the Escrow Agent shall be authorized to release from time to time from the Escrow Fund an amount equal to such fees and expenses so requested unless, within ten days after such notice the Parent objects to such payment by delivery of notice to the Shareholder Representatives and the Escrow Agent, in which case such fees and expenses will not be disbursed absent (1) agreement between the Shareholder Representatives and the Parent or (2) a judgment of the arbitrators in connection with the resolution of a claim that such fees are reasonable and are not required to be reimbursed by Parent. Amounts so released for such fees and expenses will in no event be taken into account for purposes of any determination of the Yield Shortfall. Any notice or other communication to be delivered to the Shareholder Representatives shall be delivered to each of them pursuant to Section 9.3 and any notice or other communication to be signed by the Shareholder Representatives shall be valid and binding if signed by any two Shareholder Representatives. Parent and the Surviving Corporation shall be entitled to rely on such appointment and treat the Shareholder Representatives as the duly appointed representatives for the Holders. If any Shareholder
Representative   shall  be   unable   to  serve,   the   remaining   Shareholder
Representatives  shall appoint a replacement  therefor,  and if at any time only one Shareholder Representative is then serving, then such Shareholder Representative is authorized to act alone pursuant to this Section 8.4. Each Shareholder Representative, by execution hereof, confirms such appointment and authority and acknowledges and agrees that such appointment is irrevocable, it being understood that the willingness of Parent to enter into this Agreement is based, in part, on the appointment of a representative to act for such post-Closing matters. In acting as the representative of the Holders, the Shareholder Representatives may rely upon, and shall not be liable to any Holder for acting or refraining from acting upon, an opinion of counsel, certificate of auditors or other certificates, statement, instrument, opinion, report, notice, request, consent, order, arbitrator's award, appraisal, bond other paper or document reasonably believed by him to be genuine and to have been signed or presented by the proper party or parties. No Shareholder Representative shall incur any liability to any Holder with respect to any action taken or suffered by him in his capacity as Shareholder Representative in reliance upon any note, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized. In addition, no Shareholder Representative shall incur any liability to any Holder for any action or inaction except his own fraud or willful misconduct. Each Shareholder Representative may perform his duties as Shareholder Representatives either directly or by or through his agents or attorneys and no Shareholder Representative shall be responsible to any other Holder for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by him hereunder or for any action or inaction by any other Shareholder Representative. The parties acknowledge that any liability, loss, damage, cost or other expense incurred by Argonaut Group, Inc., Parent or the Surviving Corporation as a result of a claim by a Holder against Argonaut Group, Inc., Parent or the Surviving Corporation seeking damages as a result of or arising out of any act or omission of the Shareholder Representatives under this Agreement in their capacities as such shall be Recoverable Amounts under this Article VIII.

ARTICLE IX.       MISCELLANEOUS

Section 9.1 Amendment; Waiver. (a) This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval by the shareholders of the Company of the matters presented in connection with the Merger, but after any such approval no amendment shall be made without the approval of such shareholders if such amendment changes the amount or form of the Common Stock Merger Consideration or Preferred Stock Merger Consideration or alters or changes any of the other terms or conditions of this Agreement if such alteration or change would materially adversely affect the rights of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b) At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein other than terms which could not be amended without shareholder approval pursuant to Section 9.1(a). Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement shall not constitute a waiver of such rights.

Section 9.2 Survival. Subject to Article VIII, the respective representations and warranties of Parent, Merger Subsidiary and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time shall not survive beyond the Effective Time. Subject to Article VIII, the covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).

Section 9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)      if to the Company, to:

                           Front Royal, Inc.
                           2801 Slater Road
                           Suite 110
                           Morrisville, North Carolina 27560
                           Attention: J. Adam Abram and Gregg T. Davis
                           Telecopy: (919) 462-9728

                           with a copy (which shall not constitute notice) to:

                           Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                           New York, New York 10104
                           Attention: Kenneth L. Henderson, Esq.
                           Telecopy: (212) 541-4630

                  and

(b)      if to Parent, Argonaut Group, Inc. or Merger Subsidiary, to:

                           Argonaut Insurance Company
                           10101 Reunion Place, Suite 800
                           San Antonio, TX 78216
                           Attention:  Mark E. Watson III
                           Telecopy: (210) 321-8598

                           with a copy (which shall not constitute notice) to:

                           Mayer, Brown & Platt
                           190 South LaSalle Street
                           Chicago, Illinois 60603
                           Attention:  Ronald B. Given, Esq.
                           Telecopy: (312) 706-8137

Section 9.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" when used in this Agreement shall mean that the information referred to has been provided in a data room in connection with the due diligence review conducted by Parent or has been otherwise made available if requested by the party to whom such information is to be made available. The words "affiliates" and "associates" when used in this Agreement shall have the respective meanings ascribed to them in Rule 12b-2 under the Exchange Act. The phrase "beneficial ownership" and words of similar import when used in this Agreement shall have the meaning ascribed to it in Rule 13d-3 under the Exchange Act. The phrase "business day" as used in this Agreement shall mean any day other than Saturday and Sunday and any day on which banks are not required or authorized to close in the State of New York. The phrase "the actual knowledge of the Company" shall mean the actual knowledge of the directors and executive officers of the Company.

Section 9.5 Headings; Disclosure Schedule. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Section of the Disclosure Schedule shall be deemed to be disclosed for all purposes under this Agreement but such disclosure shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

Section 9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

Section 9.7 Entire Agreement. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings (written and oral), among the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties among the parties other than those set forth or referred to herein.

Section 9.8 Severability. In the event that this Agreement or any other instrument referred to herein, or any of their respective provisions, or the performance of any such provision, is found to be invalid, illegal or unenforceable under applicable law now or hereafter in effect, the parties shall be excused from performance of such proportions of this Agreement as shall be found to be invalid, illegal or unenforceable under the applicable laws or regulations without, to the maximum extent permitted by law, affecting the validity of the remaining provisions of the Agreement. Should any method of termination of this Agreement or a portion thereof be found to be invalid, illegal or unenforceable, such method shall be reformed to comply with the requirements of applicable law so as, to the greatest extent possible, to allow termination by that method. Nothing herein shall be construed as a waiver of any party's right to challenge the validity of such law. Section 9.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina without giving effect to the principles of conflicts of law thereof.

Section 9.10 Arbitration; Enforcement. In the event of any dispute between the parties with respect to any matter set forth herein, either Parent, on the one hand, or the Company (or, after the Closing, the Shareholder Representatives in the event of a dispute under Section 2.9 or under Article VIII), on the other hand, may demand that the dispute be submitted to binding arbitration. The demand for arbitration by any party (the "Demanding Party") shall (i) be in writing, (ii) be served on the other party (the "Non-Demanding Party") in the manner prescribed in Section 9.3 for giving notices, and (iii) set forth the matter or matters to be arbitrated and the name of the arbitrator chosen by the Demanding Party. Within fifteen Business Days after receipt of such demand, the Non-Demanding Party shall choose an arbitrator and provide written notice of such selection to the Demanding Party and shall specify the name and address of such arbitrator. If the Non-Demanding Party shall fail to choose an arbitrator and notify the Demanding Party as herein provided within such fifteen-day period, the Demanding Party shall have the right to apply to the American
Arbitration Association (the "AAA") located in New York, New York for an appointment of an arbitrator. The two arbitrators so chosen as set forth above shall promptly appoint a third arbitrator as soon as practicable, provided, however, if they do not do so within twenty Business Days after notice is given to the parties of the appointment of the second arbitrator, either Party may apply to the AAA for the appointment of the third arbitrator. Any arbitration pursuant hereto shall be in accordance with the Commercial Arbitration Rules of the AAA as then in effect, except to the extent that such rules are in conflict with the provisions of this Section 9.10; provided, however, if the AAA is not then functioning or such rules are not then in effect, arbitration proceedings shall be conducted in accordance with the requirements of the Uniform Arbitration Act. All such arbitration proceedings shall take place in New York, New York. The arbitrators shall meet as soon as practicable after the third arbitrator is appointed. Both the foregoing agreement of the parties to arbitrate any and all claims, and the results, determination, finding, judgment and/or award rendered pursuant to such arbitration, shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings in any court having jurisdiction over such action. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the arbitrators shall be authorized to issue an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, and any such injunction issued by the arbitrators may be entered in any court having jurisdiction. The arbitrators are also authorized to award legal fees and costs.

Section  9.11  Liability.   Argonaut  Insurance  Company  and  Argonaut  Midwest
Insurance Company agree that their obligations under this Agreement shall be joint and several.

Section 9.12 Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns. Except to the extent necessary to enforce the provisions of Sections 2.3, 5.5 and 5.7, nothing in this Agreement (whether expressed or implied) is intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement nor is anything in this Agreement intended to relieve or discharge the liability of any party hereto, nor shall any provision hereof give any person any right of subrogation against, or action over against any party.

                                                       [SIGNATURE PAGE FOLLOWS]

10521-00032/886877.4



10521-00032/886877.4
         IN WITNESS WHEREOF, Parent, Merger Subsidiary, Argonaut Group, Inc. and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized as of the date first written above.

                                       FRONT ROYAL, INC.




                                       By:/s/J.Adam Abram
                                       ----------------------------------------
                                       Name:J. Adam Abram
                                       Title:President and Chief Executive
                                             Officer



                                       ARGONAUT INSURANCE COMPANY



                                       By:/s/Mark E. Watson, III
                                       ----------------------------------------
                                       Name:Mark E. Watson, III
                                       Title:President and Chief Executive
                                             Officer



                                       ARGONAUT MIDWEST INSURANCE COMPANY



                                       By:   /s/ Mark E. Watson, III
                                       ----------------------------------------
                                       Name:Mark E. Watson, III
                                       Title:President and Chief Executive
                                             Officer



                                       ARGONAUT ACQUISITION CORP.



                                        By: /s/ Mark E. Watson, III
                                       ----------------------------------------
                                       Name:Mark E. Watson, III
                                       Title:President and Chief Executive
                                             Officer




                                       For purposes of Sections
                                       5.8 and 9.3 hereof,
                                       ARGONAUT GROUP, INC.



                                       By: /s/ Mark E. Watson, III
                                       ----------------------------------------
                                       Name:Mark E. Watson, III
                                       Title:President and Chief Executive
                                             Officer

                                       In their individual capacity as
                                       Shareholder Representatives for purposes of Article VIII hereto,



                                       By:  /s/ Richard Wright
                                       ----------------------------------------
                                       Name:  Richard Wright



                                       By: /s/ J.Adam Abram
                                       ----------------------------------------
                                       Name:  J. Adam Abram



                                       By:/s/ Alan Colner
                                       ----------------------------------------
                                       Name: Alan Colner





                           Exhibit A - Form of Voting Agreement





                                                   [Argonaut Group Inc. Logo]


                                                              May 7, 2001

===================
-------------------

Dear ____________:

         This letter is to confirm our agreement regarding all of the shares of Class A Common Stock, no par value, Class B Common Stock, no par value and Class C Common Stock, no par value common stock (collectively "FRINC Common Stock") of Front Royal, Inc., a North Carolina corporation (the "Company"), beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by you and any other shares of FRINC Common Stock as to which you may hereafter acquire beneficial ownership (collectively, the "Shares").

         The Shares owned as of the date hereof are listed on Schedule 1 hereto. In order to induce Argonaut Insurance Company, a California corporation, Argonaut Midwest Insurance Company, an Illinois corporation (together, "Buyer") and its affiliates, to enter into an Agreement and Plan of Merger, dated as of May 7, 2001, by and among the Buyer, Argonaut Acquisition Corp. and the Company (the "Merger Agreement"), you hereby agree as follows:

         1. You hereby represent and warrant as to the Shares that (i) you are the sole owner of and/or have full right, power and authority to vote the Shares, and this letter agreement is a valid and binding agreement, enforceable against you, in accordance with its terms, and (ii) neither the execution of this letter agreement nor the consummation by you of the transactions contemplated hereby will constitute a violation of, or conflict with, or default under, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which you are a party or by which you or the Shares are bound. You further confirm that you are a member in good standing of the board of directors of the Company.

         2. You hereby agree not to sell, transfer or encumber the Shares prior to the later of (i) the date on which the Merger Agreement is terminated in accordance with its terms and (ii) the date on which this letter agreement is terminated in accordance with its terms.

         3. You agree to vote or cause to be voted all of the Shares (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby and the Merger (as defined in the Merger Agreement) and
(ii) against any other mergers, recapitalizations, business combinations, sales of assets, liquidations or similar transactions involving the Company, or any other matters which would be inconsistent with the Merger Agreement or the transactions contemplated thereby. In furtherance of your voting agreement in this paragraph, you hereby revoke any and all previous proxies with respect to any of the Shares and grant to Buyer and such individuals or corporations as Buyer may designate an irrevocable proxy to vote all of the Shares owned by you in accordance with this paragraph on any matters which may be presented to shareholders of the Company with respect to any matters related to the Merger Agreement or the transactions contemplated thereby, the Merger or any other mergers, recapitalizations, business combinations, sales of assets, liquidations or similar transactions involving the Company, or any other matters which would be inconsistent with the Merger Agreement or the transactions contemplated thereby or the Merger. You hereby acknowledge that the proxy granted by the foregoing is coupled with an interest and is irrevocable. In addition, you hereby agree to execute such additional documents as Buyer may reasonably request to effectuate its proxy and voting rights under this paragraph.

         4. We each hereby agree that this letter agreement creates legally binding commitments, enforceable in accordance with their terms. This letter agreement (i) constitutes the entire agreement among the parties hereto with respect to the matter hereof and (ii) supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This letter agreement is not intended to confer upon any other person any rights or remedies hereunder.

         5. This letter agreement may be terminated (i) at any time by mutual written consent of the parties hereto or (ii) by either party on or after the date on which the Merger Agreement is terminated in accordance with its terms; provided, however, that, if the Merger Agreement is terminated pursuant to
Section 7.1(b)(ii), 7.1(b)(iii) or 7.1(c) of the Merger Agreement, it shall be a condition precedent to your right to terminate this letter agreement that you pay to Buyer an amount (the "Spread") equal to the product of (x) the number of Shares and (y) the difference between the Offer Price (as defined below) and Common Stock Merger Consideration as applied to the Shares. No termination of this letter agreement shall relieve either party from liability for any breach of this letter agreement. You acknowledge that the agreements contained in this paragraph 5 are an integral part of the transactions contemplated by this letter agreement and that, without these agreements, Buyer would not enter into the Merger Agreement. Accordingly, if you fail to pay promptly the Spread due pursuant to this paragraph 5 and, in order to obtain such payment, Buyer commences a suit that results in a judgment against you for the Spread, you shall pay to Buyer (in addition to the Spread) all costs and expenses (including, without limitation, fees and disbursements of counsel, financial advisors, actuaries and accountants) incurred by Buyer in connection with such suit, together with interest on the amount of the Spread at the prime rate of Citibank N.A. in effect on the date that such payment was required to be made. For purposes of this paragraph 5, the term "Offer Price" shall mean the price per share of FRINC Common Stock to be paid by any third party pursuant to an Acquisition Proposal (as defined in the Merger Agreement).

         6. You acknowledge that irreparable damage to Buyer would occur in the event that you do not perform any provision of this letter agreement in accordance with its specific terms or otherwise breach this letter agreement. You agree that, in the event of any breach or threatened breach by you of any covenant or obligation contained in this letter agreement, Buyer shall be entitled to seek and obtain (i) a decree or order of specific performance to enforce the performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach. You further agree that Buyer shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph 6, and you hereby irrecoverably waive any right that you may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

         7. This letter agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York. Each of the parties shall pay its own expenses in connection with the execution and performance of this letter agreement.

         8. If any term, provision, covenant or restriction of this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         Please indicate your agreement to the foregoing by signing this letter agreement in the space provided below, whereupon a binding agreement will have been formed between us in respect of the foregoing.

                                   Sincerely,

                                   ARGONAUT INSURANCE COMPANY


                                       By :_______________________
                                       Name:______________________
                                       Title:_____________________

                                       ARGONAUT MIDWEST INSURANCE COMPANY

                                       By :_______________________
                                       Name:______________________
                                       Title:_____________________


Acknowledged and agreed as of the date first above written:



By :___________________________________
Name:__________________________________
Title:_________________________________

                                   SCHEDULE 1

                                     SHARES

10521-00032/886477.4
                                                                         5/6/01

                                    Exhibit B

                            Form of Escrow Agreement


                  ESCROW AGREEMENT, dated as of [insert Closing Date], among Richard Wright, J. Adam Abram and Alan Colner (collectively, the "Shareholder Representatives"), Agronaut Insurance Company and Argonaut Midwest Insurance Company (together, "Parent") and Robinson Silverman Pearce Aronsohn & Berman LLP (the "Escrow Agent").

                  WHEREAS:

                  A. Pursuant to an Agreement and Plan of Merger, dated as of May 7, 2001 (the "Merger Agreement"), among Front Royal, Inc. (the "Company"), Parent and Argonaut Acquisition Corp. ("Merger Subsidiary"), on the date hereof, Merger Subsidiary was merged with and into the Company and the separate corporate existence of Merger Subsidiary ceased and the Company continued as the surviving corporation and a wholly owned subsidiary of Parent. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

                  B. Section 8.1 of the Merger Agreement provides that Parent shall deposit $8,000,000 of the total Initial Common Stock Merger Consideration and Initial Preferred Stock Merger Consideration payable pursuant thereto into escrow with the Escrow Agent in order to provide an exclusive source of recovery by Parent and the Surviving Corporation in the event any of the representations, warranties or covenants of the Company under the Merger Agreement are breached (such amount, together with any additional monies received by the Escrow Agent and any interest earned thereon, the "Escrow Fund").

                  C. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Escrow Agreement with respect to the Escrow Fund. NOW, THEREFORE, IT IS AGREED:

                   1. Deposit of Monies in Escrow. On the date hereof, Parent has delivered the Escrow Fund to the Escrow Agent, receipt of which is hereby acknowledged by the Escrow Agent, which the Escrow Agent shall hold and disburse pursuant to the terms of this Agreement.

                   2. Investment of Escrow Fund. Within two business days after the date hereof, the Escrow Agent shall cause the Escrow Fund deposited with it pursuant to this Agreement to be maintained and invested in an interest-bearing money market account or accounts with Citibank, N.A. or any other nationally recognized commercial bank. Any interest earned on or from the Escrow Fund shall be deemed to be a part of the Escrow Fund and shall be held and disbursed in accordance with the terms of this Agreement.


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                                       -6-
10521-00032/886477.4
                  3. Not Responsible. The Escrow Agent shall not be responsible for any interest earned on or from the Escrow Fund except for such as is actually received, nor shall the Escrow Agent be responsible for any loss resulting from the investment of the Escrow Fund (including, but not limited to, the loss of any interest arising from the sale of any investment prior to maturity).

                  4. Disbursement of Escrow Fund; Sub-Accounts.
               (a) The Escrow Agent shall hold the Escrow Fund and shall not de-liver any amounts thereof to any party other than (i) pursuant to clause (b) below, (ii) pursuant to a Joint Written Direction (as defined in clause (c) be-low), (iii) to the extent permitted in Section 8.4 of the Merger Agreement, to the Shareholder Representatives in accordance with written instructions from the Shareholder Representatives in order to fund legal fees and expenses, or (iv) by depositing the Escrow Fund with a court of competent jurisdiction in accordance with the provisions of paragraph 8 hereof or with a successor escrow agent in accordance with the provisions of paragraph 8 hereof.

               (b) In the event that a Qualifying Claim is Finally Resolved (as defined in clause (c) below), the Escrow Agent shall deliver the Escrow Fund, or a portion thereof, as set forth in a Joint Written Direction or in a final determination, finding, order or judgment of the arbitrators pursuant to
Section 9.10 of the Merger Agreement.

               (c) For purposes of this Agreement, "Finally Resolved" shall mean the following with respect to any Qualifying Claim made by Parent:

                                    (i)     if the Qualifying Claim is resolved
         prior to a dispute, the amount of the Qualifying Claim as set forth in a joint written direction from Parent and the Shareholder Representa-tives that directs the Escrow Agent to release all or a portion of the Escrow Fund or to take or refrain from taking an action pursuant to this Agreement (any such joint written direction given pursuant to this Agreement, a "Joint Written Direction");

                                    (ii)    if the Qualifying Claim is disputed
         in whole or in part by the Shareholder Representatives but is subse-quently resolved, compromised or settled, the amount of the Qualifying Claim as set forth in a Joint Written Direction; or

                                    (iii)   if the Qualifying Claim results in
         an arbitration pursuant to Section 9.10 of the Merger Agreement, the delivery of a final determination, finding, order or judgment of the arbitrators.



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               (d)      Upon the expiration of the Hold Period (as hereinafter
defined), the Escrow Agent shall (i) retain such portion of the Escrow Fund in an amount equal to pay in full all Qualifying Claims, if any, that have not been Finally Resolved at such time, until such Qualifying Claims have been Finally Re solved; (ii)continue to hold such additional amounts as may be directed by the Shareholder Representatives and the Parent to fund any disputes relating to claims; and (iii) deliver the balance of the Escrow Fund to the Paying Agent by wire transfer to the account of the Paying Agent set forth on Exhibit 4(d) hereof. For purposes hereof, "Hold Period" shall mean the period commencing on the date hereof and ending on the earlier of (1) 12 months from the date hereof and (2)the date set forth in a Joint Written Direction.

               (e) Upon receipt from time to time of written notice from Parent and the Shareholder Representatives, the Escrow Agent shall open or record as a sub-account such Claims Reserves in such amount and with respect to the associated Qualifying Claims as set forth therein.

                  5. Liability of Escrow Agent. It is agreed that the duties and obligations of the Escrow Agent are only such as are herein specifically provided and no other. The Escrow Agent's duties are as a depositary only, and the Escrow Agent shall incur no liability whatsoever, except for its willful misconduct or gross negligence. The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel. The Escrow Agent shall not be bound in any way by any other terms of any other agreement to which Parent and the Shareholder Representatives are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by Shareholder Representatives or Parent or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement unless the same shall be in writing and signed jointly by Shareholder Representatives and Parent and agreed to by the Escrow Agent. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action other than to keep safely, all property held in escrow until it shall jointly be directed otherwise in writing by the Shareholder Representatives and Parent or by a final judgment of a court of competent jurisdiction.

                   6. Full Protection. The Escrow Agent is fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine.

                   7. No Legal Proceedings. The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it.



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                   8. Deposit Into Court. If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the Escrow Fund, it may do so by delivering the same to any other escrow agent mutually agreeable to the Shareholder Representatives and Parent and if no such escrow agent shall be selected, then the Escrow Agent may do so by delivering the Escrow Fund (a) to any bank or trust company in the Borough of Manhattan, City and State of New York, which is willing to act as escrow agent thereunder in place and instead of the Escrow Agent or (b) to the clerk or other proper officer of a court of competent jurisdiction as may be permitted by law within the State, County and City of New York. The fee of any such bank or trust company or court officer shall be borne jointly and severally by the Shareholder Representatives, on the one hand, and Parent, on the other hand. Upon such delivery, the Escrow Agent shall be discharged from any and all further responsibility or liability with respect to the Escrow Fund except as herein provided.

                   9. No Fiduciary Duty. The Escrow Agreement shall not create any fiduciary duty on the Escrow Agent's part to the Shareholder Representatives or Parent or any of their respective affiliates, nor disqualify the Escrow Agent from representing the Shareholder Representatives or any of their affiliates in any dispute with Parent or any of its affiliates including, without limitation, any dispute with respect to the Merger Agreement.

                   10. Expenses. The out-of-pocket expenses paid or incurred by the Escrow Agent in the administration of its duties hereunder, including, but not limited to, all counsel and advisors' and agents' fees including, without limitation, counsel fees under paragraph 5 hereof, and all taxes or other governmental charges, if any, shall be paid jointly and severally from the Escrow Fund and by Parent. Each of Parent and the Shareholder Representatives hereby authorizes the Escrow Agent to deliver to the Escrow Agent from the Escrow Fund an amount equal to any and all such out-of-pocket expenses and taxes or other governmental charges.

                  11. Indemnification of Escrow Agent. Parent hereby indemnifies and holds the Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder, or the performance of its duties pursuant to this Escrow Agreement, including all legal costs and expenses of the Escrow Agent defending itself against any claim or liability in connection with its performance hereunder; provided that each of Parent and the Shareholder Representatives hereby authorizes the Escrow Agent to deliver to the Escrow Agent from the Escrow Fund an amount equal to any and all such loss, damage, tax, liability and expense.

                  12. Notices. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given (i) when delivered, if by hand, (ii) when delivered, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) or (iii) three days after the mailing thereof by first class registered or certified mail, return receipt requested, postage prepaid, as follows:



(a)      To the Shareholder          Richard Wright
         Representatives:            [address]


                                     and

                                     J. Adam Abram
                                     [address]

                                     and

                                     Alan Colner
                                     [address]

         with a copy to:             Robinson Silverman Pearce
                                        Aronsohn & Berman LLP
                                     1290 Avenue of the Americas
                                     New York, New York 10104
                                     Attention: Kenneth L. Henderson, Esq.

(b)      If to Parent to:            Argonaut Insurance Company
                                     Argonaut Midwest Insurance Company
                                     10101 Reunion Place, Suite 800
                                     San Antonio, Texas 78216
                                     Attention: Mark E. Watson III

         with a copy to:             Mayer, Brown & Platt
                                     190 South LaSalle Street
                                     Chicago, Illinois 60603
                                     Attention: Ronald B. Given, Esq.

(c)      If to Escrow Agent to:      Robinson Silverman Pearce
                                        Aronsohn & Berman LLP
                                     1290 Avenue of the Americas
                                     New York, New York 10104
                                     Attention:  Kenneth L. Henderson, Esq.

or at such other address as any of the parties to this Escrow Agreement may hereafter designate by written notice to the others.

                  13.Governing Law. This Escrow Agreement shall be construed and enforced in accordance with the law of the State of New York applicable to contracts entered into and performed entirely within New York.


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                  IN WITNESS WHEREOF, the parties hereto have caused this Escrow
Agreement to be signed the day and year first above written.


                    ------------------------------
                    Richard Wright

                    ------------------------------
                    J. Adam Abram

                    ------------------------------
                    Alan Colner

                    AGRONAUT INSURANCE COMPANY


                    By:___________________________
                         Name:
                         Title:

                    AGRONAUT MIDWEST
                    INSURANCE COMPANY


                    By:___________________________
                         Name:
                         Title:

                    ROBINSON SILVERMAN PEARCE
                    ARONSOHN & BERMAN LLP


                    By:___________________________
                         A Member of the Firm


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10521-00032/886477.4
                                  Exhibit 4(d)

                           Wire Transfer Instructions




[insert instructions]